UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hersha Hospitality Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014 PROXY STATEMENT

Dear Fellow Shareholders:

I hope you will join me and the entire Board of Trustees at our 2014 Annual Meeting of Shareholders on May 22, 2014.  The following pages contain the Notice of Annual Meeting and the Proxy Statement which describes the business to be conducted at the meeting.

As you review the Proxy Statement you will note that we have simplified our disclosures in order to make them more effective in guiding you through the matters that you will be voting on at the meeting. Our Compensation Disclosure and Analysis includes charts and disclosure that we believe distill the essence of our performance-based compensation programs and clearly explains the linkage between our performance and pay.

Hersha Hospitality Trust completed its transformation into a pure play, urban transient portfolio with exposure to some of the highest demand gateway markets in the United States.  The Company’s transformation has been selective, disciplined and focused.  We have disposed of and acquired assets at opportune times in the lodging cycle; acquired superior quality assets that are driven by significant transient demand in the highest barrier to entry markets for new hotel development in the United States; and demonstrated an ability to achieve diverse strategic objectives across the Company to deliver strong results in 2013.

In 2013, our portfolio delivered revenue per available room (RevPAR) of $143, a new record high for the Company. The Company’s average daily rate (ADR) increased 2.6% to $180, while average hotel occupancy increased 112 basis points to 79.7%.  During the year, profitability improved with hotel EBITDA increasing approximately 6.7% to $124.5 million compared to 2012, while 2013 hotel EBITDA margins reached an impressive 36.9%.   Our efforts in transforming the portfolio and driving hotel EBITDA resulted in a total shareholder return of 16.2% for 2013 and we believe that the Company is very well positioned to outperform in both the near and long-term.

Thank you for your continued support of our Company. Your vote is important to us and our business and you will find instructions on how to vote on page 5.

Sincerely,

/s/ Jay H. Shah

Jay H. Shah

Chief Executive Officer and Trustee

April 17, 2014

HERSHA HOSPITALITY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 22, 2014

9:00 A.M. (EDT)

HYATT 48LEX

517 LEXINGTON AVENUE,
NEW YORK, NEW YORK  10017

Items of Business

1.	To elect four Class I Trustees to the Board of Trustees.
2.	To approve on an advisory basis the compensation of the Company’s named executive officers.
3.	To approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan.
4.	To ratify the appointment of KPMG LLP as the Company’s independent auditors.
5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Record Date

You can vote if you are a shareholder of record at the close of business on March 31, 2014.

Annual Report

Our 2013 annual report to shareholders accompanies, but is not part of these proxy materials.

Your Vote is Important

It is important that your common shares are represented and voted at the annual meeting.  You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this notice and the attached proxy statement.  Alternatively, you may authorize your proxy by signing and returning the proxy card in the enclosed envelope.  You may revoke your proxy and vote in person at the annual meeting by (1) executing and submitting a later dated proxy card that is received prior to May 22, 2014, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices or (4) attending the annual meeting and voting in person.

BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor

Corporate Secretary

44 Hersha Drive
Harrisburg, Pennsylvania 17102
April 17, 2014

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.  Page references are supplied to help you find further information in this Proxy Statement

Eligibility to Vote (page 5)

You can vote if you are a shareholder of record as of the close of business on March 31, 2014

How to Cast Your Vote (page 5)

You can vote by any of the following methods:

•	Internet: www.proxyvote.com until 11:59 P.M. EDT on May 21, 2104
•	Telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 21, 2104; or
•	Mail: Completing, signing and returning your proxy or voting instruction card.

Corporate Governance of the Company (page 7)

We strive to observe and continue to implement best practices.

Board of Trustees (page 10)

Name	Age	Occupation	Committee Memberships	Other Public Company Boards

Class I Trustee Nominees
Jay H. Shah	45	Chief Executive Officer of the Company	None	None
Thomas J. Hutchison III	72	Former CEO, CNL Hotel & Resorts and CNL Retirement Properties, Inc.	Acquisition Committee Audit Committee Risk Sub-Committee Compensation (Chair)	Marriott Vacations Worldwide Corporation
Donald J. Landry	65	Lead Independent Trustee of the Company Former CEO and President, Sunburst Hospitality, Inc.	Acquisition Committee (Chair) Audit Committee Risk Sub-Committee Nominating & Corporate Governance Committee	Supertel Hospitality, Inc.
Michael A. Leven	76	President and Chief Operating Officer, Las Vegas Sands Corp.	Acquistion Committee Compensation Committee Nominating & Corporate Governance Committee (Chair)	Las Vegas Sands Corp.
Class II Trustees
Hasu P. Shah	69	Chairman of the Board of the Company	None	None
Dianna F. Morgan	62	Former Senior Vice President, Walt Disney World Company	Audit Committee Risk Sub-Committee (Chair) Compensation Committee Nominating & Corporate Governance Committee	Chesapeake Utilities Corp., Marriott Vacations Worldwide Corporation
John M. Sabin	59	Executive Vice President and Chief Financial Officer, Revolution, LLC	Acquisition Committee Audit Committee (Chair) Compensation Committee Nominating & Corporate Governance Committee	Supertel Hospitality, Inc.

Executive Officers (page 17)

Name	Age	Title

Hasu P. Shah	69	Chairman of the Board
Ashish R. Parikh	45	Chief Executive Officer
Neil H. Shah	40	President and Chief Operating Officer
Ashish R. Parikh	44	Chief Financial Officer and Assistant Secretary
Michael R. Gillespie	41	Chief Accounting Officer, Controller, and Assistant Secretary
David L. Desfor	53	Treasurer and Corporate Secretary

Executive Compensation (page 43)

The objective of the Company’s executive compensation program is to attract, retain and motivate experienced and talented executives who can maximize shareholder value, and is designed to closely align compensation paid to executives with the Company’s performance on both a short-term and long-term basis.

Compensation Discussion and Analysis (page 25)

☑ What We Do	☒ What We Do Not Do

The Company ties pay to performance. For 2013, over 80% of our executive pay potential was not guaranteed. The Company sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement.

The Company has no contractual arrangements for minimum or guaranteed payouts.  There are no guarantees in place for any potential changes to our NEOs base salaries, cash incentive payments, or equity awards.

The Company mitigates undue risk, including retention provisions, multiple performance targets, and robust Board and management processes to identify risk.  Clawback provisions exist to recover portions of incentive compensation when executive misconduct results in a restatement

The Company does not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to the Company.

The Company has reasonable post-employment and change in control provisions. The Company’s severance agreements with the Named Executive Officers generally provide for cash payments after a change in control only if an employee is also terminated within one year of the change in control (a double-trigger).

The Company does not have any tax gross-up provisions for any of the NEO’s and has adopted a policy that it will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to payments contingent upon a change in control.

The Compensation Committee benefits from its utilization of an independent compensation consulting firm. The reports prepared by the compensation consulting firm are used by the Compensation Committee to set executive compensation at levels that are competitive with the Company’s industry peers.

The Company’s compensation consulting firm does not provide any other services to the Company.
The Company has adopted share ownership guidelines for the Named Executive Officers.	The Company does not reprice underwater stock options.
The Company provides only modest perquisites that have a sound benefit to the Company’s business.	The Company does not have pension plans or excessive perquisites.

The table below highlights our share performance:

Hersha Total Returns Since IPO in 1999
233.4%
233.1%
168.5%
164.7%
152.1%
146.9%
134.5%
132.3%
94.5%
26.9%
-39.1%
HERSHA
Russell 2000 Index
Berkshire Hathaway
The Walt Disney Company
Dow Jones Industrial Average
NAREIT Composite Index
Wal-Mart Stores
SNL US Hotel REIT Index
S&P 500 Index
General Electric
Ford Motor Company

(Represents total returns from January 26, 1999 through December 31, 2013.  Source:  Bloomberg and SNL Financial)

Hersha Hospitality Trust is a hotel EBITDA margin leader in the lodging REIT sector.  The following table highlights hotel EBITDA margins for the year ended December 31, 2013:

2013 Hotel EBITDA Margins
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Median = 29.5%
37.8%
36.9%
34.5%
32.2%
30.7%
30.5%
28.4%
28.3%
25.8%
25.8%
24.4%
CLDT
HT
RLJ
LHO
AHT
CHSP
SHO
PEB
DRH
FCH
BEE

(Source:  publicly available information and filings)

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Hersha Hospitality Trust maintains leading margins while achieving RevPAR that is in line with full service assets.  The table below illustrates the Company’s RevPAR compared to the RevPAR of its peers.

2013 RevPAR
$170
$150
$130
$110
$90
$70
$50
$152
AHT - $97
BEE - $213
CHSP - $154
DRH - $138
FCH - $109
LHO - $168
PEB - $186
SHO - $148
$143
$108
CLDT - $109
RLJ - $106
Full Service Average
HT Portfolio
Limited Service Average

(Source:  publicly available information and filings)

Over the long-term, Hersha Hospitality Trust has been a leader in RevPAR growth.  The following table highlights the Company’s compound annual growth rate in RevPAR compared to peers in the lodging REIT sector for the period beginning January 1, 2008 through December 31, 2013:

(Table excludes certain hospitality REITs that the Company considers to be peers for executive compensation purposes and completed IPOs after January 1, 2008.  Source:  publicly available information and filings)

Say on Pay (page 50)

We are asking our shareholders to approve an advisory vote for our executive compensation for 2013.

Amendment to 2012 Equity Incentive Plan (Page 52)

We are asking our shareholders to approve an amendment to increase shares in the 2012 Equity Incentive Plan.

Ratification of Auditors (page 61)

We are asking our shareholders to ratify the selection of KPMG, LLP as our independent registered public accounting firm for 2014.

Voting Proposals Summary

Proposal Number	Page Number	Proposal	Recommendation
PROPOSAL 1	10	To elect four Class I Trustees to the Board of Trustees.	FOR - All Nominees
PROPOSAL 2	50	To approve on an advisory basis the compensation of the Company’s named executive officers.	FOR
PROPOSAL 3	52	To approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan	FOR
PROPOSAL 4	61	To ratify the appointment of KPMG LLP as the Company’s independent auditors.	FOR

PLEASE VOTE

THE PROXY SOLICITATION

This proxy statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust (the “Company”) for use at the 2014 annual meeting of shareholders to be held at the Hyatt 48LEX, 517 Lexington Avenue, New York, New York 10017 at 9:00 a.m. (EDT) on May 22, 2014 and at any adjournment or postponement thereof.  The mailing address of the Company’s principal executive office is 44 Hersha Drive, Harrisburg, Pennsylvania 17102.  The Company’s proxy materials, including the notice of the annual meeting, this proxy statement, the proxy card and the 2013 annual report to shareholders, are first being mailed to the Company’s shareholders on or about April 17, 2014.

Solicitation of Proxies

The solicitation of proxies is being made primarily by the use of standard mail.  The cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary proxy solicitations, which may be made by mail, telephone or personally by the Company’s trustees, executive officers and employees, will be borne by the Company.  No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company.  This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction.  The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

How To Vote; Revocability of Proxy

You may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning the proxy card accompanying this proxy statement.  Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card prior to May 22, 2014, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices, or (4) attending the annual meeting and voting in person.

Attending the annual meeting without submitting a new proxy or voting in person will not automatically revoke the prior authorization of your proxy.  Only the last vote of a shareholder will be counted.

If you hold the Company’s common shares in “street” name (i.e., through a bank, broker or other nominee), you will receive instructions from your bank, broker or nominee that you must follow in order to give them your voting instructions, or you may contact your nominee directly to request these instructions.

Shareholders Entitled To Vote

Only holders of record of the Company’s common shares at the close of business on the record date, March 31, 2014, and their legal proxy holders, are entitled to notice of, and to vote at, the annual meeting.  On the record date, there were 200,622,708 common shares outstanding.  Each shareholder of record is entitled to one vote per common share. Cumulative voting is not permitted in the election of Class I Trustees.

Attending the Annual Meeting In Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to the Company of ownership of your common shares as of the close of business on the record date.  If you hold common shares in “street” name and wish to vote in person at the annual meeting, you will need to contact your broker, bank or nominee and obtain a written proxy from them and bring it to the annual meeting.

Quorum

The Company’s Bylaws provide that the holders of a majority of the outstanding common shares as of the close of business on the record date present in person or by proxy constitutes a quorum for the transaction of business at the annual meeting.  As of March 31, 2014, there were 200,622,708 common shares outstanding.

Vote Required

The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast.  Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election).  The election of Class I Trustees at the annual meeting is uncontested.  Therefore, in accordance with the Bylaws, Class I Trustee nominees will be elected at the annual meeting by a majority of the votes cast.

The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve, on an advisory basis, the compensation of the Company’s “named executive officers” (as defined under the heading “Compensation Discussion & Analysis” below).

The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan.

The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending December 31, 2014.

How Votes Will Be Counted

In the election of Class I Trustees, you may vote “for,” “against” or “abstain” with respect to each Class I Trustee nominee.  For the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the proposal to approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan, and for the proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014, you may vote “for,” “against” or “abstain.”  Abstentions with respect to any proposal at the annual meeting will be counted as present and entitled to vote for purposes of determining the presence of quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal.

If you hold your common shares in street name through a brokerage firm and you do not submit voting instructions to your broker, your broker may generally vote your common shares in its discretion on routine matters.   However, a broker cannot vote common shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the annual meeting is considered non-routine. Accordingly, if you hold your common shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your common shares on the proposal to ratify the appointment of KPMG, but will not be permitted to vote your common shares on any of the other items at the annual meeting. If your broker exercises this discretion, your common shares will be counted as present for the purpose of determining the presence of a quorum at the annual meeting and will be voted on the proposal to ratify the appointment of KPMG in the manner directed by your broker, but your common shares will constitute “broker non-votes” on each of the other items at the annual meeting, including the election of Class I Trustees. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014:

This proxy statement and the 2013 annual report to shareholders are available on Hersha Hospitality Trust’s website, www.hersha.com, and at www.proxyvote.com.  Information on or connected to these websites is not deemed to be a part of this proxy statement.

CORPORATE GOVERNANCE

Board Leadership Structure

Lead Independent Trustee - The Board of Trustees designates an independent, non-employee trustee to serve as the Lead Independent Trustee that presides over the regularly conducted executive sessions of the independent trustees.  In addition to chairing all executive sessions of the independent trustees, the Lead Independent Trustee has the authority to call meetings of the independent trustees, presides at all meetings of the Board of Trustees at which the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer are not present, and has such other duties as the Board of Trustees may determine from time to time.  The Board of Trustees has currently designated Mr. Landry as the Lead Independent Trustee.  Mr. Landry is expected to continue serving in this capacity following the annual meeting.  All interested parties may communicate with the Lead Independent Trustee by following the procedure described below under “—Communications with the Board of Trustees.”

Chairman of the Board and Chief Executive Officer Separated - The Board of Trustees believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Trustees be separated in order for the individuals to focus on their primary roles.  The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Company’s Chairman of the Board of Trustees provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Trustees and, together with the Lead Independent Trustee, sets the agenda for Board of Trustees meetings.

Board’s Role in Risk Oversight

While the Board of Trustees believes it is the job of the Company’s senior management to assess and manage the Company’s exposure to risk, the Board of Trustees and its committees play an important role in the risk oversight of the Company.  The Board of Trustees and its committees are involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management.  The Board of Trustees (or the appropriate committee in the case of risks that are under the purview of a particular committee) administers its risk oversight function by receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks, and from the chairs of the Audit Committee and the Compensation Committee.  In addition, the Board of Trustees administers its risk oversight function through the required approval by the Board of Trustees (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, new borrowings, significant capital expenditures, refinancing of existing indebtedness and the appointment and retention of the Company’s senior management.

The Audit Committee has a Risk Sub-Committee to assist the Audit Committee and the Board of Trustees in developing guidelines and policies related to risk assessment and management which govern the process by which risk assessment and management is handled by the Company’s senior management.  The Risk Sub-Committee, which is chaired by Ms. Morgan, met four times in 2013.  Senior management attended each meeting.  Messrs. Hutchison and Landry, both of whom serve on the Audit Committee, also serve on the Risk Sub-Committee.  At each meeting of the Audit Committee, Ms. Morgan reports to the full Audit Committee on the discussions and findings of the Risk Sub-Committee and makes recommendations to the Audit Committee regarding steps the Company’s senior management has taken to monitor and control major financial and other risk exposures.  In addition, as discussed under “Compensation Discussion and Analysis—Compensation-Related Risk” below, the Compensation Committee meets with senior management to discuss compensation-related risks.

Trustee Independence

A majority of the Board of Trustees is independent.  The Board of Trustees has determined that the following trustees and trustee nominees are independent in accordance with the corporate governance standards of the NYSE:  Ms. Morgan and Messrs. Hutchison, Landry, Leven and Sabin.

Code of Ethics and Policies on Corporate Governance

The Board of Trustees has adopted a Code of Ethics that applies to all of the Company’s trustees, executive officers and employees.  The Company makes available on its website, www.hersha.com, current copies of its corporate governance documents, including charters of the Audit, Compensation, Nominating and Corporate Governance (“NCG”) and Acquisition Committees, its Corporate Governance Guidelines and its Code of Ethics.  The Company will post any future changes to these corporate governance documents on its website and may not otherwise publicly file such changes.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other executive officers by posting such information on the Company’s website.

Majority Voting For Trustees Elections

The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast.  Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election).

The Company’s Bylaws include a trustee resignation policy, establishing procedures under which any incumbent trustee who fails to receive a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board of Trustees for consideration.  As provided in the Bylaws, the Board of Trustees will act on any such resignation, taking into account the NCG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the uncontested election results.

Trustee Nominating Process

The NCG Committee performs the functions of a nominating committee and will actively seek, screen and recommend trustee candidates for nomination by the Board of Trustees, consistent with criteria approved by the Board of Trustees, including, without limitation, strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board of Trustees.  The NCG Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending trustee candidates for nomination by the Board of Trustees.

The charter of the NCG Committee provides that the NCG Committee will consider shareholder recommendations for trustee candidates.  Shareholders should submit any such recommendations for consideration by the NCG Committee through the method described under “—Communications with the Board of Trustees” below.  In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “—Shareholder Proposals and Nominations for the 2014 Annual Meeting” below.

The NCG Committee does not have a formal policy with respect to diversity; however, the Board of Trustees and the NCG Committee believe that it is important that the trustee candidates represent key and diverse skill sets.  The NCG Committee evaluates each candidate’s qualifications to serve as a member of the Board of Trustees based on his or her skills and characteristics, as well as the composition of the board as a whole.  In addition, the NCG Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the board’s needs.  In addition to considering incumbent trustees, the NCG Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others.  The NCG Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates.  No such firm was engaged in 2013.

Communications with the Board of Trustees

Shareholders and other interested parties who wish to communicate with the Board of Trustees or any of its committees may do so by writing to the Lead Independent Trustee, Board of Trustees of Hersha Hospitality Trust, c/o Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.  The Corporate Secretary will review all communications received.  All communications that relate to matters that are within the scope of the responsibilities of the Board of Trustees and its committees are to be forwarded to the Lead Independent Trustee.  Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the Chairperson of the appropriate committee.  Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management trustee who wishes to review them.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s trustees, executive officers and persons who own more than 10% of any registered class of the Company’s equity securities (“10% Holders”) to report their ownership of common shares and any changes in ownership to the SEC.  These persons are also required by SEC regulations to furnish the Company with copies of these reports.  Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that all such forms have been filed on a timely basis.

PROPOSAL ONE: ELECTION OF CLASS I TRUSTEES

The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Jay H. Shah, Thomas J. Hutchison III, Donald J. Landry, and Michael A. Leven for election at the annual meeting as Class I Trustees. Each of these nominees currently is serving as a Class I Trustee.  If elected, these individuals will serve as Class I Trustees until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified.

Unless you direct otherwise in the proxy card accompanying this proxy statement, the persons named as proxies will vote your proxy for all of the nominees named above.  If any nominee becomes unavailable or unwilling to serve as a Class I Trustee, the persons named as proxies in the accompanying proxy card will vote your proxy for an alternate nominee that has been nominated by the Board of Trustees.  Alternatively, the Board of Trustees may reduce the size of the Board of Trustees and the number of nominees standing for election as Class I Trustees at the annual meeting.  Proxies will only be voted for the nominees named above or their alternates.  Each nominee for election to the Board of Trustees as a Class I Trustee has indicated that he is willing to serve if elected.  The Board of Trustees has no reason to doubt that any nominee for election will be unable or unwilling to serve if elected.

The Board of Trustees unanimously recommends a vote “FOR” each of the nominees for election as a Class I Trustee.

BOARD OF TRUSTEES and executive officers

The Board of Trustees consists of nine trusteeships with seven currently serving trustees and two vacancies.  At this time, the Board of Trustees has elected not to fill these openings and will continue to evaluate the composition of the Board.  The Company’s Declaration of Trust divides the Board of Trustees into two classes, as nearly equal in number as possible.  At the annual meeting, shareholders are voting to elect four persons as Class I Trustees.  Each Class I Trustee currently is serving a two-year term expiring at the annual meeting.  Each Class II trustee was elected at the 2013 annual meeting and is serving a two-year term expiring at the 2015 annual meeting of shareholders.  Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting.

The following pages include biographical information for each of our Class I Trustee Nominees and Class II Trustees, including their qualifications to serve on our board of trustees.

Class I Trustee Nominees

Class I Trustee Nominee None None
Jay H. Shah Chief Executive Officer and Class I Trustee Nominee Age: 45 Trustee since January 2006 Committees Served: None Other Public Company Boards: None

Mr. Jay Shah was named Chief Executive Officer and a trustee as of January 1, 2006.  Prior thereto, he had served as the Company’s President and Chief Operating Officer.  Mr. Jay Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997.  Previously he was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney’s office and two Philadelphia-based law firms.  Mr. Jay Shah received a bachelor of science degree from the Cornell University School of Hotel Administration, a masters degree from the Temple University School of Business Management and a law degree from Temple University School of Law.  Mr. Jay Shah serves on the Board of Temple University and on the Urban Land Institute’s Hospitality Development Council.  Mr. Jay Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board, and the brother of Neil H. Shah, the Company’s President and Chief Operating Officer.

The Board of Trustees has determined that Mr. Jay Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging and real estate industry and his experience negotiating and structuring real estate transactions and real estate-related joint ventures, including in his role as a former practicing real estate attorney. Mr. Jay Shah has 20 years of lodging and real estate experience and has developed a broad network of hotel industry contacts at leadership levels, including institutional investors, lenders, developers, brokers, franchisors and operators.  His experience includes serving as the Company’s President and Chief Operating Officer.

Acquisition Committee Audit Committee Risk Sub-Committee Compensation Committee (Chair) Marriott Vacations Worldwide Corporation

Thomas J. Hutchison III

Class I Trustee Nominee

Age:  72

Trustee since September 2008

Committees Served
  Acquisition Committee
  Audit Committee
  Risk Sub-Committee
 Compensation Committee
  (Chair)

Other Public Company Boards:
  Marriott Vacations Worldwide
    Corporation

Mr. Hutchison was the Chief Executive Officer of CNL Hotels & Resorts, Inc. (“CNL Hotels”), a real estate investment trust that owned hotels and resort properties through April 2007.  During that same time period, Mr. Hutchison held various other executive officer positions with companies affiliated with CNL Hotels, including but not limited to President and Chief Executive Officer of CNL Hotel Investors, Inc. and Chief Executive Officer of CNL Income Properties, Inc.  Since April 2007, Mr. Hutchison has served as a consultant with Hutchison Advisors, Inc., a real estate services company, and, since October 2008, he has served as Chairman of Legacy Healthcare Advisors, LLC, a specialized real estate services group.  Mr. Hutchison serves on the Board of Directors of Marriott Vacations Worldwide Corporation, where he is a member of that board’s Audit and Nominating and Corporate Governance committees and serves as Chair of that board’s Compensation Committee.  Mr. Hutchison also serves on the Board of Directors of Target Healthcare REIT Ltd., a company traded on the London Stock Exchange.  Mr. Hutchison is currently a director for KSL Capital Partners LLC, U.S. Chamber of Commerce, and The Trinity Forum Europe.  Mr. Hutchison was formerly a director for ING DIRECT USA and ClubCorp, Inc..  He is a member of The Real Estate Roundtable, Leadership Council for Communities in Schools, Advisory Council of the Erickson School of Aging Studies and serves on the Advisory Editorial Board of GlobalHotelNetwork.com.  Additionally, he serves as a senior advisor to various service industry public companies.  Mr. Hutchison attended Purdue University and the University of Maryland Business School.

The Board of Trustees has determined that Mr. Hutchison’s qualifications to serve on the Board of Trustees include his substantial experience in the real estate and lodging industries combined with his extensive leadership experience as a Chief Executive Officer of several SEC reporting REITs, including as the Chief Executive Officer of CNL Hotels.

Donald J. Landry

Lead Independent Trustee and
  Class I Trustee Nominee

Age:  65

Trustee since April 2001

Committees Served
  Acquisition Committee (Chair)
  Audit Committee
  Risk Sub-Committee
  NCG Committee

Other Public Company Boards:
  Supertel Hospitality, Inc.

Mr. Landry is president and owner of Top Ten, an independent hospitality industry consulting company, a position he has held since 2002.  Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions. Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc.  Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.  Mr. Landry serves on the Board of Directors of Supertel Hospitality, Inc., where he is Chair of the Investment Committee.  Mr. Landry currently serves on the corporate advisory boards of Unifocus, Campo Architects, Quantum Leap Advertising, Windsor Capital Group and numerous nonprofit boards.  Mr. Landry is a frequent guest lecturer and serves on the board of the University of New Orleans’ School of Hospitality, Restaurant and Tourism.  Mr. Landry holds a bachelor of science degree from the University of New Orleans, which awarded him Alumnus of the Year in 1999.  Mr. Landry is a Certified Hotel Administrator.

The Board of Trustees has determined that Mr. Landry’s qualifications to serve on the Board of Trustees include his 40 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.

Acquisition Committee Compensation Committee NCG Committee (Chair) Las Vegas Sands Corp.

Michael A. Leven

Class I Trustee Nominee

Age:  76

Trustee since May 2012

Committees Served
  Acquisition Committee
  Compensation Committee
  NCG Committee (Chair)

Other Public Company Boards:
  Las Vegas Sands Corp.

Mr. Leven has been the President and Chief Operating Officer of the Las Vegas Sands Corp. since March 2009, Secretary since June 2010 and a director of the Las Vegas Sands Corp. since August 2004.  Mr. Leven also serves as a member of the Board of Directors of Sands China Ltd., a subsidiary of Las Vegas Sands Corp., and as an officer and/or director of several other subsidiaries of Las Vegas Sands Corp.  Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium from September 2008 until he joined Las Vegas Sands Corp. in March 2009. Prior to that Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven serves on many other non-profit boards. Mr. Leven served as a Class II Trustee from May 2001 through March 2010 and as a trustee emeritus from March 2010 through May 2012, at which time he was reelected as a Class I trustee by the Company’s shareholders.

The Board of Trustees has determined that Mr. Leven’s qualifications to serve on the Board of Trustees include his extensive experience in the hospitality industry, including as an executive officer and director of the Las Vegas Sands Corp. and his past employment in leadership positions with various other hospitality companies.

Class II Trustees

Class II Trustee None None
Hasu P. Shah Chairman of the Board and Class II Trustee Age: 69 Trustee since May 1998 Committees Served None Other Public Company Boards: None

Mr. Hasu Shah has been the Chairman of the Board and a Class II Trustee since the Company’s inception in May 1998 and was the Company’s Chief Executive Officer until his retirement in 2005.  Mr. Hasu Shah began his career in lodging with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984.  In the last 30 years, he has developed, owned, or managed over 50 hotels across the Eastern United States and started real estate related businesses in general construction, purchasing, and hotel management.  He has been recognized for both his business accomplishments and his philanthropic endeavors, including the Entrepreneur of the Year award given by Ernst & Young LLP.  He also received an honorary Doctorate of Public Service (DPS) Degree from Harrisburg Area Community College. He was presented with the Hall of Fame award by Central Penn Business Journal for lifetime achievements in both business and philanthropy.  Mr. Hasu Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India.  In 2010, he was honorably bestowed with the National United Way Tocqueville Society award, the highest honor given for philanthropic work across the country.  Mr. Hasu Shah has been an active Rotarian for nearly 25 years and continues to serve as a trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation.  He received a bachelors of science degree in chemical engineering from Tennessee Technical University and obtained a masters degree in public administration from Pennsylvania State University, which named him as a Fellow.  Mr. Hasu Shah is also an alumnus of the Owner and President’s Management program at Harvard Business School.  Mr. Hasu Shah is the father of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee Nominee, and Neil H. Shah, the Company’s President and Chief Operating Officer.

The Board of Trustees has determined that Mr. Hasu Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging industry, including his role as our former Chief Executive Officer and his decades of experience building the Company, which he took public in 1999.  Over the past 30 years he has developed, owned or managed over 50 hotels across the Eastern United States. With over three decades of lodging industry experience, Mr. Hasu Shah has developed a broad network of hotel industry contacts and relationships, including relationships with hotel owners, operators, project managers, contractors, franchisors, lenders, and other key industry participants.

Audit Committee Risk Sub-Committee (Chair) Compensation Committee NCG Committee Chesapeake Utilities Corp. Marriott Vacations Worldwide Corporation

Dianna F. Morgan

Class II Trustee

Age:  62

Trustee since April 2010

Committees Served
  Audit Committee
  Risk Sub-Committee (Chair)
  Compensation Committee
  NCG Committee

Other Public Company Boards:
  Chesapeake Utilities Corp.
  Marriott Vacations Worldwide
    Corporation

Ms. Morgan retired in 2001 from a long career with the Walt Disney World Company, where she served as Senior Vice President of Public Affairs and Human Resources.  She also oversaw the Disney Institute — a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world.  In addition, Ms. Morgan is the past Chair and is a past member of the Board of Trustees for the University of Florida. Ms. Morgan currently serves on the Board of Directors of Chesapeake Utilities Corp., where she is a member of the Compensation Committee, the Board of Directors of CNL Bancshares, Inc, and the Board of Directors of Marriott Vacations Worldwide Corporation.  Ms. Morgan previously served on the Board of Directors and the Audit Committee of CNL Hotels & Resorts, Inc. Ms. Morgan is a member of the Board of Directors of Orlando Health and serves on the national board for the Children’s Miracle Network, where she had formerly served as Chair.  Ms. Morgan received her Bachelor of Arts degree in organizational communications from Rollins College.

The Board of Trustees has determined that Ms. Morgan’s experience serving as a board member of both private and public companies, her previous experience overseeing the Disney Institute and her prior service as a senior manager at Walt Disney World Company provide her with extensive knowledge of innovation and customer service, a solid foundation in media relations, risk management, and government relations and “best practice” expertise in human capital and the customer experience.

Acquisition Committee Audit Committee (Chair) Compensation Committee NCG Committee Supertel Hospitality, Inc.

John M. Sabin

Class II Trustee Nominee

Age:  59

Trustee since June 2003

Committees Served
  Acquisition Committee
  Audit Committee (Chair)
  Compensation Committee
  NCG Committee

Other Public Company Boards:
  Supertel Hospitality, Inc.

Since May 2011 Mr. Sabin has been the Executive Vice President and Chief Financial Officer of Revolution LLC as well as the Chief Financial Officer of The Stephen Case Foundation and the Case Family Office. Previously he was the Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a private healthcare information technology outsourcing and consulting firm, from October 2004 to May 2011. Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a private bioinformatics and contract research biotech company (acquired by Caliper Life Sciences). Prior to joining NovaScreen, Mr. Sabin served as a finance executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc., all of which were public companies at the time of his service. In his professional life Mr. Sabin has had commercial lease experience with a national law firm, transactional real estate experience with national hospitality and health care firms, commercial real estate financing experience, IPO experience, as well as experience as an audit committee and board member of several other public companies (including Supertel Hospitality, Inc. from 2012 to the present). Mr. Sabin has received Bachelor of Science degrees in Accounting and in University Studies; a Masters of Accountancy and a Masters in Business Administration from Brigham Young University, and he also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.

The Board of Trustees has determined that Mr. Sabin’s qualifications to serve on the Board of Trustees include his substantial hospitality industry experience, as well as his substantial legal, finance and accounting experience.  His current and prior service as both General Counsel and Chief Financial Officer of various companies provides the Board of Trustees with valuable insights with respect to finance, accounting, legal and corporate governance matters. He also has prior public company experience as a Chief Financial Officer and finance executive, as well as a director or trustee.

Effective April 11, 2014, Kiran P. Patel resigned from the Board of Trustees.  In his resignation, Mr. Patel cited his involvement with a new venture and as a result, he did not feel he could devote the time and attention that is necessary for a member of the Board of Trustees.  Mr. Patel’s resignation was not the result of any disagreement with the Company or any of its subsidiaries on any matter.  Mr. Patel served on the Board of Trustees as a Class II trustee since 2007.

Executive Officers

In addition to Hasu P. Shah, the Company’s executive Chairman of the Board, and Jay H. Shah, the Company’s Chief Executive Officer, whose biographical information appears above, the Company’s executive officers include:

Neil H. Shah President and Chief Operating Officer Age: 40

Mr. Neil H. Shah has served as the Company’s President and Chief Operating Officer since 2006.  Mr. Shah has led the Company’s hotel acquisitions, development, and asset management platforms since 2000.  Prior to Hersha, Mr. Shah served as a Director and Consultant with The Advisory Board Company and the Corporate Executive Board, strategy research firms based in Washington D.C.  Mr. Shah has also worked with the Phipps Foundation in New York City contributing to urban renewal projects in New York City.  Mr. Shah earned a Bachelor of Arts in Political Science and a Bachelor of Science in Management both with honors from the University of Pennsylvania and the Wharton School.  He earned his MBA from the Harvard Business School.  He serves on the Board of Trustees for the National Constitution Center, the Corporate Council of the Barnes Foundation, and is a research sponsor at the Wharton Real Estate Center in Philadelphia.  He is also a member of the Board of Directors of the Educational Foundation Institute and the Institutional Real Estate Finance Advisory Council (IREFAC) of the American Hotel & Lodging Association.  Mr. Shah is an active supporter of the United Way Worldwide and a Tocqueville Society member.  Mr. Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and brother of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee.

Ashish R. Parikh Chief Financial Officer and Assistant Secretary Age: 44

Mr. Parikh has been the Company’s Chief Financial Officer since 1999. Prior to joining the Company, Mr. Parikh was an Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International, Ltd. and practiced as a Certified Public Accountant with Ernst & Young LLP. Mr. Parikh received his M.B.A. from The Stern School of Business at New York University and a B.B.A. from the University of Massachusetts at Amherst.  Mr. Parikh is currently a board member of the Philadelphia Real Estate Council, the Urban Affairs Coalition and a member of the Real Estate Capital Policy Advisory Committee of the Real Estate Roundtable.

Michael R. Gillespie Chief Accounting Officer, Controller, and Assistant Secretary Age: 41

Mr. Gillespie has served as the Company’s Chief Accounting Officer since 2005.  Prior to joining Hersha Hospitality Trust, Mr. Gillespie was Manager of Financial Policy & Controls for Tyco Electronics Corporation, a global manufacturer of electronic components where he played a key role in developing the company’s Sarbanes-Oxley compliance program.  He has also been a Senior Manager in the Audit and Assurance Practice at KPMG, LLP and Experienced Manager in the Audit and Business Advisory Practice at Arthur Andersen LLP.  Mr. Gillespie received his business administration bachelors degree in accounting from Bloomsburg University of Pennsylvania.  Mr. Gillespie is a licensed Certified Public Accountant.  Mr. Gillespie is currently a board member of the United Way of the Capital Region, the Bloomsburg University Foundation, and the Foundation for Enhancing Communities and is a member of the Tax Policy Advisory Committee of the Real Estate Roundtable.

David L. Desfor Treasurer and Corporate Secretary Age: 53

Mr. Desfor has served as the Company’s Treasurer since December 2002 and as Corporate Secretary since April 2007.  Previously, Mr. Desfor gained lodging experience as a principal and comptroller of lodging organizations.  Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels.  Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.

Meetings of the Board of Trustees

The Company’s business is managed under the general direction of the Board of Trustees as provided by the Company’s Bylaws and Maryland law.  The Board of Trustees holds regular quarterly meetings during the Company’s fiscal year and holds additional meetings as needed in the ordinary course of business.  The Board of Trustees held a total of eight meetings during 2013.  Each of the trustees attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.

Executive Sessions

The Company believes that it is important to promote open discussion among the independent trustees, and it schedules regular executive sessions in which those trustees meet without management and non-independent trustee participation.  In 2013, the independent trustees met in executive session four times. Mr. Landry, who has been designated by the Board of Trustees as Lead Independent Trustee, chairs these executive sessions of the independent trustees.

Trustee Attendance at the Annual Meeting

The Board of Trustees has adopted a policy regarding trustee attendance at the annual meeting which specifies that all trustees should attend the annual meeting.  All of the trustees that served on the Board of Trustees at the time of the 2013 annual meeting of shareholders were in attendance.

Committees of the Board of Trustees

The Board of Trustees presently has an Audit Committee, Compensation Committee, Acquisition Committee and a Nominating and Corporate Governance (NCG) Committee.  In addition, the Audit Committee established the Risk Sub-Committee to focus on oversight of the Company’s risk management processes.  The Board of Trustees may, from time to time, form other committees as circumstances warrant.  These committees have authority and responsibility as delegated by the Board of Trustees.

Audit Committee

Thomas J. Hutchison III Donald J. Landry Dianna F. Morgan 10

www.hersha.com.  The current members of the Audit Committee all meet the NYSE’s and the SEC’s standards of independence as currently in effect.  The Board of Trustees has determined that Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.  The Board of Trustees has also determined that each of the members of the Audit Committee is financially literate, as such term is interpreted by the Board of Trustees.  For more information, please see “The Audit Committee Report” below.

Members: John M. Sabin (Chair) Thomas J. Hutchison III Donald J. Landry Dianna F. Morgan Meetings in 2013: 10

The Audit Committee is responsible for engaging the Company’s independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence and qualifications of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls.

The Board of Trustees established in the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website, www.hersha.com.  The current members of the Audit Committee all meet the NYSE’s and the SEC’s standards of independence as currently in effect.  The Board of Trustees has determined that Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.  The Board of Trustees has also determined that each of the members of the Audit Committee is financially literate, as such term is interpreted by the Board of Trustees.  For more information, please see “The Audit Committee Report” below.

Compensation Committee

Michael A. Leven Dianna F. Morgan John M. Sabin 5

www.hersha.com.  The current members of the Compensation Committee all meet the NYSE’s standards of independence as currently in effect.  All of the members of the Compensation Committee are “non-employee” trustees within the meaning of Section 162(m) of the Code of 1986, as amended (the “Code”), and the applicable rules of the SEC and are “non-employee” trustees for the purposes of Rule 16b-3 under the Exchange Act.  For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” below.

Members: Thomas J. Hutchison III (Chair) Michael A. Leven Dianna F. Morgan John M. Sabin Meetings in 2013: 5

The Compensation Committee makes recommendations to the Board of Trustees with regard to compensation for the Company’s executive officers and administers the Company’s equity incentive plan.  Subject to applicable law, the Compensation Committee may form and delegate its authority to subcommittees or executive officers when appropriate.  At its meetings, the Compensation Committee discussed relevant topics regarding executive compensation and established a formal compensation plan for all officers and trustees.

The Board of Trustees has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website, www.hersha.com.  The current members of the Compensation Committee all meet the NYSE’s standards of independence as currently in effect.  All of the members of the Compensation Committee are “non-employee” trustees within the meaning of Section 162(m) of the Code of 1986, as amended (the “Code”), and the applicable rules of the SEC and are “non-employee” trustees for the purposes of Rule 16b-3 under the Exchange Act.  For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance (NCG) Committee

Donald J. Landry Dianna F. Morgan John M. Sabin 4	www.hersha.com. The current members of the NCG Committee all meet the NYSE’s standards of independence as currently in effect .
Members: Michael A. Leven (Chair) Donald J. Landry Dianna F. Morgan John M. Sabin Meetings in 2013: 4

The NCG Committee recommends candidates for election as trustees and, in some cases, the election of officers.  The NCG Committee also develops and recommends to the Board of Trustees a set of corporate governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of trustees and executive officers and remains informed about existing and new corporate governance standards mandated by the SEC and the NYSE.

The Board of Trustees has adopted a written charter for the NCG Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the NCG Committee all meet the NYSE’s standards of independence as currently in effect .

Acquisition Committee

Thomas J. Hutchison III Michael A. Leven John M. Sabin 6	www.hersha.com. The current members of the Acquisition Committee all meet the NYSE’s standards of independence as currently in effect.
Members: Donald J. Landry (Chair) Thomas J. Hutchison III Michael A. Leven John M. Sabin Meetings in 2013: 6

The Acquisition Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions and dispositions presented by management.  The Acquisition Committee makes recommendations to the Board and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions.

The Board of Trustees has adopted a written charter for the Acquisition Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Acquisition Committee all meet the NYSE’s standards of independence as currently in effect.

TRUSTEE COMPENSATION

Compensation of Non-Employee Trustees

The Board of Trustees believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee trustees.  The Compensation Committee has determined that any executive officer who serves on the Board of Trustees will not receive any fees for service on the Board of Trustees.  The key components of our current trustee compensation program are annual retainer, fees for committee membership, annual share grants and restricted share grants, and additional compensation to committee chairs and the Lead Independent Trustee.

As discussed in “Compensation Discussion and Analysis— Independent Compensation Consultant” below, the Compensation Committee engaged FPL Associates L.P. (“FPL”) as its compensation consultant to assist it in reviewing and determining, among other things, the compensation paid to non-employee trustees in 2013.  The Compensation Committee, based on the recommendations of FPL, approved the Company’s 2013 compensation program for non-management trustees, effective as of January 1, 2013. For 2013, the compensation program included:

•	Annual Retainer – Non-employee trustees received an annual retainer of $50,000.
•	Lead Director and Committee Chair Fees – For service in the capacity of Lead Director or committee chairperson, non-employee trustees received an annual fee in the following amount:

•	Committee Membership Fees – For service as a member of the Board’s committees, non-employee trustees, including committee chairpersons, received a fee in the following annual amount:

•

Annual Share Based Compensation – Each of the Company’s non-employee trustees received a semi-annual grant of common shares, each equal to a value to approximately $30,000.  The number of shares issued for each fully vested grant was determined based on the per share volume weighted average trading price (“VWAP”) of the Company’s common shares on the NYSE for the 20 trading days prior to the grant date.

•

2013 Multi-Year Share Based Compensation – On December 28, 2012, each non-employee trustee received 2,000 restricted common shares, 33% of which vested on December 31, 2013, 33% of which will vest on December 31, 2014, and the remainder of which will vest on December 31, 2015 (subject to continued service on the vesting date).

Trustees may make a voluntary election to receive any portion of the annual retainer, lead director and committee chair fees, and committee membership fees in the form of common equity valued at a 25% premium to the cash that would have been received.  The number of common shares issued in lieu of cash payments for the annual retainer was determined based on the per share VWAP of the Company’s common shares on the NYSE for the 20 trading days prior to December 28, 2012, or $4.82 per share.  An aggregate of 32,417 common shares were issued on December 28, 2012 and vested on December 27, 2013.

Non-employee trustees may make a voluntary election to receive any portion of the fees received for committee membership, and service as Lead Independent Trustee or a committee or sub-committee chair in the form of common equity valued at a 25% premium to the cash that would have been received, with the number of common shares issued in lieu of cash payments determined based on the per share VWAP of the Company’s common shares on the NYSE for the 20 trading days prior to June 1, 2013, or $5.95 per share.  An aggregate of 24,422 common shares were issued on June 3, 2013 pursuant to the trustees’ elections.

On June 3, 2013 and December 27, 2013, the Company’s non-employee trustees received semi-annual grants of fully vested common shares that were issued under the Company’s 2012 Equity Incentive Plan.  Each grant had a value equal to approximately $30,000.  To determine the number of common shares subject to each grant, the dollar amount of the grant was divided by the VWAP for the Company’s common shares for a 20-trading day period prior to June 1, 2013 and December 27, 2013 and then rounded to the nearest 100 common shares.  The 20-day VWAP used for the grant on June 3, 2013 was $5.95, resulting in a grant of 5,000 fully vested common shares with a grant date fair value of $28,900 to Messrs. Hutchison, Landry, Leven, Patel and Sabin and Ms. Morgan.  The 20-day VWAP used for the grant on December 27, 2013 was $5.59, resulting in a grant of 5,400 fully vested common shares with a grant date fair value of $30,402 to Messrs. Hutchison, Landry, Leven, Patel and Sabin and Ms. Morgan.

The Company reimburses all trustees for their reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees.

The following table presents information relating to compensation of the non-management trustees for the fiscal year ended December 31, 2013:

(1)	See table below for additional disclosure of stock awards issued to non-management trustees.

The following table presents information relating to stock awards included in the compensation of the non-management trustees for the fiscal year ended December 31, 2013:

(1)

Represents the aggregate grant date fair value of semi-annual share grants computed in accordance with FASB ASC 718.  Common shares granted pursuant to these awards are fully vested on the grant date.  The grant date fair value of the common shares granted on June 3, 2013 equals the number of common shares granted (5,000 common shares) multiplied by the closing common share price of $5.78 on the NYSE on the date of the grant.  The grant date fair value of the common shares granted on December 27, 2013 equals the number of common shares granted (5,400 common shares) multiplied by the closing common share price of $5.63 on the NYSE on the date of the grant.

(2)

Represents the aggregate grant date fair value of multi-year share awards computed in accordance with FASB ASC 718.  The grant date fair value of the restricted common shares granted on December 27, 2013 equals the number of common shares granted (2,000 restricted common shares) multiplied by the closing common share price of $5.63 on the NYSE on the date of the grant.

(3)

Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s annual retainer computed in accordance with FASB ASC 718.  The grant date fair value of the restricted common shares granted on December 27, 2013 equals the number of common shares granted multiplied by the closing common share price of $5.63 on the NYSE on the date of the grant.  The following trustees received shares by making this election:  Mr. Hutchison (12,967 shares), Mr. Landry (6,483 shares), and Mr. Leven (12,967 shares).

(4)

Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s Lead Director, Committee Chair fees computed in accordance with FASB ASC 718.  The grant date fair value of the common shares granted on June 3, 2013 equals the number of common shares granted multiplied by the closing common share price of $5.78 on the NYSE on the date of the grant.  The following trustees received shares by making this election:  Mr. Hutchison (3,151 shares), Mr. Landry (3,151 shares), and Mr. Leven (2,101 shares).

(5)

Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s meeting attendance fees computed in accordance with FASB ASC 718.  The grant date fair value of the common shares granted on June 3, 2013 equals the number of common shares granted multiplied by the closing common share price of $5.78 on the NYSE on the date of the grant.  The following trustees received shares by making this election:  Mr. Hutchison (7,353 shares), Mr. Landry (3,414 shares) and Mr. Leven (5,252 shares).

Trustee Ownership Guidelines

Non-management Trustees are required maintain share ownership of at least five times their annual retainer and have three years from the date they are appointed to comply with share ownership guidelines.

Security Ownership of Management

The following table sets forth certain information, known by the Company as of March 31, 2014, regarding the beneficial ownership of the Company’s common shares and the Company’s Series C preferred shares by (i) each of the Company’s trustees and trustee nominees, (ii) each of the Company’s named executive officers and (iii) the Company’s trustees and executive officers as a group.

At March 31, 2014, there were 200,622,708 common shares outstanding, 2,400,000 Series B preferred shares outstanding, and 3,000,000 Series C preferred shares outstanding.  Except as set forth in the footnotes to the table below, each of the individuals identified in the table has sole voting and investment power over the common shares and Series C preferred shares beneficially owned by that person.  No person named in the table below beneficially owns any of the Company’s Series B preferred shares.  The address for each of the Company’s trustees, trustee nominees and named executive officers is c/o Hersha Hospitality Trust, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.

*Represents less than one percent of the outstanding shares of the class of securities indicated in the table above.

(1)

Includes the total number of common shares issuable upon redemption of partnership units in Hersha Hospitality Limited Partnership, the Company’s operating partnership subsidiary (the “Operating Partnership” or “HHLP”). Partnership units are redeemable by the holder for cash, or at the Company’s option, an equivalent number of common shares.

(2)

The total number of common shares outstanding used in calculating the percentage ownership of each person assumes that the partnership units held by such person, directly or indirectly, are redeemed for common shares and none of the partnership units held by other persons are redeemed for common shares.

(3)

Includes:  (i) 455,496 common shares issuable upon redemption of partnership units that are currently redeemable; and (ii) 69,130 common shares, all of which are held by Shree Associates, a family limited partnership that is controlled by Mr. Hasu Shah.  Excludes:  (i) 474,834 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (ii) 407,362 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee.  Mr. Hasu Shah disclaims beneficial ownership of the common shares issuable upon the redemption of partnership units and the partnership units held by the two family trusts for which he is the trustee, and this report shall not be deemed an admission that Mr. Hasu Shah is the beneficial owner of these common shares or partnership units for purposes of Section 16 or for any other purpose.

(4)

Includes 416,389 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held in grantor retained annuity trusts for the benefit of Mr. Jay Shah and in which Mr. Jay Shah is the trustee.  Also includes:  (i) 474,834 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (ii) 730,294 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah, in which the trustee is an unaffiliated third party.  The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah have been pledged as security to a third party.

(5)

Includes 364,918 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held in grantor retained annuity trusts for the benefit of Mr. Neil Shah and in which Mr. Neil Shah is the trustee.  Also includes:  (i) 407,362 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (ii) 832,215 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah, in which the trustee is an unaffiliated third party.  The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah have been pledged as security to a third party.

(6)	Includes 211,900 common shares issuable upon redemption of partnership units held by Mr. Desfor.
(7)	Includes 88,800 common shares that are held by Mr. Hutchison’s wife and with respect to which he shares voting and investment power.

(8)	Includes 10,000 shares held by Mr. Leven and 10,000 shares held by the Michael and Andrea Leven Family Foundation, for which Mr. Leven is the trustee.
(9)	Includes 1,150 common shares that are held indirectly by Mr. Sabin’s wife and with respect to which he shares voting and investment power.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth certain information as of March 31, 2014, with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than five percent of the Company’s common shares.

(1)	Percentages are based on 200,622,708 common shares outstanding as of March 31, 2014.
(2)	Information based solely on Amendment No. 4 to a Schedule 13G filed with the SEC on February 11, 2014 by Blackrock, Inc.
(3)

Information based solely on Amendment No. 5 to a Schedule 13G filed with the SEC on February 14, 2014 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited.  Cohen & Steers, Inc. has reported sole voting power over 16,124,191 common shares and sole dispositive power over 20,063,208 common shares.  Cohen & Steers Capital Management, Inc. has reported sole voting power over 15,969,339 common shares and sole dispositive power over 19,834,226 common shares.  Cohen & Steers, Inc. reported that it holds a 100% interest in Cohen & Steers Capital Management, Inc., and that it, together with Cohen & Steers Capital Management, Inc., holds a 100% interest in Cohen & Steers UK Limited.

(4)

Information based solely on Amendment No. 6 to a Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc.  The Vanguard Group Inc. has disclosed that is has sole voting power over 512,502 common shares, sole dispositive power over 23,613,650 common shares and shared dispositive power over 285,542 common shares.  The Vanguard Group, Inc. has reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 285,542 common shares and that Vanguard Investment Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 226,960 common shares.

(5)	Information based solely on Amendment No. 2 to a Schedule 13G filed with the SEC on February 11, 2014 by Vanguard Specialized Funds – Vanguard REIT Index Fund.

COMPENSATION COMMITTEE REPORT

Review of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Trustees that it be included in this proxy statement

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were an officer or employee of the Company or any of its subsidiaries during 2013 or any prior period. No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a trustee of the Company.

The Company’s regular filings with the SEC and its trustees’ and executive officers’ filings under Section 16(a) of the Exchange Act are also available on the Company’s website.

COMPENSATION COMMITTEE,

Thomas J. Hutchison III (Chair)
Michael A. Leven
Dianna F. Morgan
April 17, 2014	John M. Sabin

COMPENSATION DISCUSSION AND ANALYSIS

The CD&A section of this proxy statement explains the type and amount of compensation provided to the Company’s “named executive officers” (“NEOs”) in 2013, as well as the principles and processes that the Compensation Committee of the Board of Trustees follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three other most highly paid executive officers as of December 31, 2013.

The NEOs for 2013 are as follows:

•	Hasu P. Shah, the Company’s Chairman of the Board;
•	Jay H. Shah, the Company’s Chief Executive Officer;
•	Neil H. Shah, the Company’s President and Chief Operating Officer;
•	Ashish R. Parikh, the Company’s Chief Financial Officer; and
•	Michael R. Gillespie, the Company’s Chief Accounting Officer

Investor Outreach

At the Company’s 2013 annual shareholder meeting, approximately 74% of the Company’s shareholders approved, on an advisory basis, the Company’s executive compensation.  The Compensation Committee viewed the vote in favor of the Company’s executive compensation as a validation of its compensation philosophy, including its emphasis on pay-for-performance and equity based compensation.  The Compensation Committee, however, recognized that the percentage of shareholders that approved the Company’s executive compensation had decreased from the prior year and determined that an independent shareholder outreach effort was necessary and important.

The Committee embarked on an extensive shareholder outreach effort meeting with approximately 10 institutional investors with significant ownership interests in the Company’s common shares.  These meetings were led by Thomas J. Hutchison III, the Compensation Committee Chair.  Input on executive compensation issues, the results of the 2013 advisory vote on executive compensation, governance matters and Company performance was provided.  The feedback that the Company received was beneficial and insightful.  The majority of the investors we met with strongly support the executive compensation program structure and believe it is well designed though some had modest comments, which have been addressed by the changes to the program described below in “-Enhancements to the Named Executive Officers Compensation Programs.”  The Compensation Committee also considered input received by investors and third party sources outside of the actual vote but in connection with the 2013 annual meeting.

Enhancements to Named Executive Officers Compensation Programs

Our investors were supportive of the shareholder friendly components of our named executive officer (“NEO”) compensation programs, which include robust stock ownership guidelines, minimum holding periods for shares received as compensation, absence of any tax gross-up provision for any of the NEO’s, double triggers for change in control payments, and the existence of clawback provisions to recover all or a portion of incentive compensation when an executive is found to have engaged in misconduct that results in a restatement.  Investors were also supportive of the degree to which the Company’s NEO compensation programs are based on the achievement of performance metrics that drive our business success.

In response to our discussions with investors and our 2013 share performance, our 2014 executive compensation program will keep base salaries and the range of incentive compensation the same as 2013 levels.

In addition, in response to discussions with our shareholders, we have adopted enhancements to our NEO compensation programs for 2014 which will lessen the subjective component of our incentive compensation in favor of additional performance-based metrics, absolute total shareholder returns and relative total shareholder returns.  Presented below is a summary of the changes to the Company’s annual and long-term incentive plans.

Executive Summary

The Company is a self-advised real estate investment trust that owns interests in 51 hotels in major urban gateway markets including New York, Washington D.C., Boston, Philadelphia, Los Angeles and Miami totaling 8,120 rooms. The Company invests primarily in institutional grade hotels in central business districts and leading leisure destinations in the Northeastern United States, South Florida and select markets on the West Coast. The Company’s primary strategy is to continue to acquire and operate high quality, upscale hotels in metropolitan markets with high barriers to entry in the Northeastern United States, South Florida, select West Coast markets and other markets with similar characteristics.

The objective of the Company’s executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize shareholder value. The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis.  In addition, a significant portion of compensation should be in the form of the Company’s common shares to more fully align the interests of the Company’s executives and its shareholders and to mitigate any risks associated with pay-for-performance components of our compensation program.

The following table summarizes our compensation philosophy:

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should reinforce business objectives and Company values

The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.

All elements (salary, annual cash incentive, equity incentive compensation)
Key executive officers should be retained

The primary purpose of the Company’s executive compensation program has been, and is, to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.

Equity incentive compensation
Compensation should align interests of executive officers with shareholders

The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to the Company’s peers, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.

Equity incentive compensation
A significant amount of compensation for top executive officers should be based on performance

Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. Approximately 50% to 70% of the executive officers’ targeted compensation is linked to Company specific or individual performance metrics. The performance-based percentage of actual compensation increases as performance improves and decreases as performance declines. If the Company has poor absolute or relative performance, the executive officers will receive reduced incentive compensation and reduced total compensation.

Salary increases, annual cash incentive bonuses and equity incentive compensation

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should be competitive

To attract and reduce the risk of losing the services of valuable executive talent but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee, with the help of independent compensation consultant, assesses the competitiveness of the Company’s compensation program for each of its executive officers by comparison to compensation of executive officers at other public real estate companies. The Compensation Committee has regularly retained the services of FPL, an independent human resources and compensation consulting firm, to report on current market data regarding executive officer pay levels and incentive programs. FPL typically obtains data for its reports from publicly-available proxy statements and other public filings with the SEC.

All elements

The following table summarizes certain aspects of our pay practices:

☑ What We Do	☒ What We Do Not Do

The Company ties pay to performance. For 2013, over 80% of our executive pay potential was not guaranteed. The Company sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement.

The Company has no contractual arrangements for minimum or guaranteed payouts.  There are no guarantees in place for any potential changes to our NEOs base salaries, cash incentive payments, or equity awards.

The Company mitigates undue risk, including retention provisions, multiple performance targets, and robust Board and management processes to identify risk.  Clawback provisions exist to recover portions of incentive compensation when executive misconduct results in a restatement

The Company does not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to the Company.

The Company has reasonable post-employment and change in control provisions. The Company’s severance agreements with the Named Executive Officers generally provide for cash payments after a change in control only if an employee is also terminated within one year of the change in control (a double-trigger).

The Company does not have any tax gross-up provisions for any of the NEO’s and has adopted a policy that it will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to payments contingent upon a change in control.

The Compensation Committee benefits from its utilization of an independent compensation consulting firm. The reports prepared by the compensation consulting firm are used by the Compensation Committee to set executive compensation at levels that are competitive with the Company’s industry peers.

The Company’s compensation consulting firm does not provide any other services to the Company.
The Company has adopted share ownership guidelines for the Named Executive Officers.	The Company does not reprice underwater stock options.

☑ What We Do	☒ What We Do Not Do
The Company provides only modest perquisites that have a sound benefit to the Company’s business.	The Company does not have pension plans or excessive perquisites.

Pay-for-Performance

Pay-for-performance is an important component of the Company’s compensation philosophy. Consistent with this focus, the Company’s executive compensation program includes annual cash incentives, annual equity incentives and multi-year equity incentives.

Annual cash incentives are provided under the Company’s Annual Cash Incentive Program (“Annual CIP”) to all of the NEOs other than the Company’s Chairman, Mr. Hasu Shah. The purpose of the program is to reward achievement of annual goals and objectives and to provide at-risk, comprehensive pay opportunities linked to individual and company-wide performance on an annual basis. Eighty percent of the cash incentive is based on the achievement of Company-wide operational and financial goals, including the achievement of adjusted funds from operations (“AFFO”) targets, AFFO multiple targets and fixed charge coverage ratio targets. The remaining 20% of the cash incentive is based on the achievement by each NEO of individual-specific operational and strategic goals.

Annual and multi-year equity incentives are provided under the Company’s Annual Long-Term Incentive Program (the “Annual LTIP”) and Multi-Year Long-Term Incentive Program (the “Multi-Year LTIP”). Consistent with prior years, the Company must achieve certain financial performance goals during the performance period in order for Annual LTIP awards to be earned by the NEOs.

Under the Annual LTIP, performance is measured based on the Company’s achievement of absolute and relative RevPAR growth.  In addition, the Compensation Committee has discretion under the Annual LTIP to grant equity awards to the NEOs based on how the NEOs individually and as a group effected transactions that continued the transformation of the Company’s portfolio and continued to strengthen the Company’s financial position.

Under the Multi-Year LTIP, performance is measured based on the Company’s achievement of absolute and total shareholder return relative to a predetermined peer group over a period that began on January 1, 2013 and concludes on December 31, 2015.

During the past several years, the Company has been focused on transforming its portfolio through strategic acquisitions and dispositions, improving its balance sheet and strategically accessing capital markets. Accomplishments in the year ended December 31, 2013 include, among other things, the following:

•

Completed its selective, disciplined and focused transformation into a pure play, urban transient portfolio with exposure to some of the highest demand gateway markets in the United States.  The Company sold 16 hotels with lower growth potential for $217 million and is investing those proceeds in markets with higher growth potential.

•

Opened the Company’s flagship property, Hyatt Union Square in April 2013, which is strategically positioned to leverage the multiple demand generators in New York City’s Midtown South, Greenwich Village and Downtown sub-markets.

•

Continued penetration into the Miami and southern California markets with the development of a 93-room beach front tower at the Courtyard Cadillac Hotel in Miami Beach, the acquisitions of the Autograph collection in South Beach, the Residence Inn Coconut Grove and the Courtyard Downtown San Diego.

•

Achieved hotel EBITDA margins for the consolidated hotel portfolio that we believe, according to publicly available information, significantly exceeded the median for the 2013 Peer Group identified in “—Process for Determining Executive Compensation” below.

•	Achieved consolidated portfolio RevPAR growth of 4.0% consisting of average daily rate (“ADR”) growth of 2.6% and occupancy growth of 112 basis points.

•

Reported AFFO per common share and common unit of limited partnership interest (“partnership unit”) in excess of the threshold amounts described under “–Components of Executive Compensation – Annual Cash Incentive Program.”

•	Completed $43 million of renovation and return on investment projects at 18 hotel properties to better position the Company for the continuing lodging cycle recovery.
•

Accessed equity capital markets, raising approximately $75 million in gross proceeds from the issuance of the Company’s 6.875% Series C Cumulative Redeemable Preferred Shares and used the proceeds to redeem all issued and outstanding shares of 8.00% Series A Cumulative Redeemable Preferred Stock.

•	Refinanced or entered into $146 million of new debt financing on four properties.

Based on these and other measures specified in the Annual CIP and the Annual LTIP, the Company awarded the NEOs the performance-based compensation more fully described below under “—Annual Cash Incentive Program” and “—Annual Long-Term Incentive Program for 2013.”

Shareholder Interest Alignment

We believe that our Annual LTIP and Multi-Year LTIP further enhance long-term shareholder value by incentivizing long-term performance and aligning the interests of the NEOs and the shareholders. In addition, paying a significant portion of an NEO’s compensation in the form of restricted equity awards mitigates potential risks associated with pay-for-performance elements of compensation and is a helpful tool in retaining senior executives.  Therefore, equity is a key component of the Company’s executive compensation program, with annual equity awards ranging between 28% and 66% of the total compensation paid to or earned by the NEOs in 2013.  All equity awards granted to the NEOs in 2013 were in the form of restricted common shares that, once earned based on prior performance, subsequently vest over time and therefore have a retention element once such shares have been earned.  Before these shares are earned, as described above, significant value is at risk for the NEOs.

Compensation and Corporate Governance

The Compensation Committee believes that solid corporate governance should be reinforced through the Company’s executive compensation programs.

As described under “—Stock Ownership Guidelines” below the Company has formal stock ownership guidelines that require:

•	the Company’s non-management trustees to own Company shares equal in value to at least five times the annual cash retainer paid to non-management trustees;
•

the Company’s executive officers to own Company shares equal in value to a multiple of such executive’s base salary as follows: Chairman of the Board (4 times); Chief Executive Officer (6  times); President and Chief Operating Officer (6 times); Chief Financial Officer (3 times); and Chief Accounting Officer and all other executive officers (1 times); and

•	the Company’s executive officers to own Company shares received from vesting of share awards for a minimum of one year after the vesting date.

Additionally the Company has adopted the following policies with regard to share ownership and compensation that are intended to promote good corporate governance:

•	hedging of Company shares is prohibited
•	the Company will “clawback” all or a portion of incentive compensation when an executive is found to have engaged in misconduct that results in a restatement.

Compensation Principles

The Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for the NEOs.  Each year, the Compensation Committee’s goal is to create an executive compensation program for the NEOs that is linked to the creation of shareholder value.  To accomplish this goal, the executive compensation program for the NEOs is designed to:

•

Support the Company’s business strategy—The Compensation Committee seeks to align executive compensation programs for the NEOs with business strategies focused on long-term growth and sustained shareholder value.  The programs are designed to motivate the NEOs to overcome challenges and exceed company goals.

•

Pay for performance—The Compensation Committee places a large portion of the NEOs’ pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals. The Company pays higher compensation when goals are exceeded and lower compensation when goals are not met.

•

Pay competitively—The Compensation Committee sets target compensation to be competitive with its peer group.  We set “maximum” objectives that if achieved may place the compensation paid to the NEOs above the median compared to the peer group.

Compensation Objectives

In designing the executive compensation programs for the NEOs, the objectives are to:

•	drive superior business and financial performance by designing programs that motivate the NEOs to achieve or exceed goals within their control;
•	attract, retain and motivate the right people in the right job by rewarding NEOs that perform at a high level;
•	align the long-term interests of the NEOs and the shareholders by building significant ownership of common shares into our annual and multi-year equity incentive programs;
•	focus on long-term results, such as total shareholder return; and
•	create a balanced executive compensation program that utilizes elements that discourage excessive risk taking.

Independent Compensation Consultant

The Compensation Committee engaged FPL during 2013 as its independent compensation consultant.  FPL advised the Compensation Committee on the design of the Company’s executive compensation program for 2013 and the amounts the Company should pay to the Chief Executive Officer and the other NEOs.  FPL also provided the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the Company’s executive compensation program.  In addition, FPL advised the Compensation Committee on the design of the compensation program for the Company’s non-employee trustees.

FPL does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals.

Process for Determining Executive Compensation

The Compensation Committee structures executive compensation for the NEOs so that total targeted annual compensation opportunities are competitive with comparable positions at companies considered to be the Company’s peers.  The Compensation Committee intends for the level of compensation for the NEOs to be competitive with the compensation offered by publicly held companies that are comparable to the Company with regard to size (based on total assets and market capitalization) and industry focus (publicly trading lodging companies, including REITs). The Compensation Committee believes this allows the Company to successfully attract and retain the high quality executive talent critical to the Company’s long-term success.

In setting executive compensation for the NEOs in 2013, the Compensation Committee considered levels of compensation paid by the following group of publicly traded lodging REIT companies (“2013 Peer Group”):

(1)Information presented was derived from public filings for the year ended December 31, 2012

The Compensation Committee, with input from FPL and from management, annually reviews the companies included in the peer group.  Accordingly, the Compensation Committee may add or eliminate companies based on factors the Compensation Committee deems relevant. The primary criteria evaluated in the selection of the peer group include similarity of business strategy, scope of operations, total market capitalization and total assets.  The Compensation Committee excluded certain lodging-focused, self-managed equity REITs that were larger and smaller than the companies named above in terms of total assets and market capitalization, such as Host Hotels & Resorts, Inc., Summit Hotel Properties, Inc. and Supertel Hospitality, Inc.

In order to provide competitive executive compensation, the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the peer group. Actual total compensation for any given year may be paid above or below the median for the peer group.  Based on information provided to the Compensation Committee by FPL, the Compensation Committee determined that the total targeted annual compensation opportunity for each of the NEOs was competitive compared to the 2013 Peer Group.

The following table shows each element of the total annual compensation for 2012 for each NEO compared to the same information for the 2013 Peer Group.

Although the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the 2013 Peer Group, the Compensation Committee does not rely exclusively on the 2013 Peer Group data in establishing target levels of compensation and does not have a rigid or formulaic process with regard to using peer data to set target levels of compensation (for example, assigning specific weights or values to each member of the 2013 Peer Group).  Instead, the Compensation Committee uses the 2013 Peer Group data as one of many tools to assist the Compensation Committee. Survey information provided by FPL to the Compensation Committee assists the Compensation Committee in confirming the validity of the market competitiveness of the Company’s executive compensation program and provides broader context to the 2013 Peer Group data, as well as provide data for positions where data for the 2013 Peer Group is not available from public filings with the SEC. In setting total target annual compensation opportunities for each NEO, the Compensation Committee considers the following factors:

•	the competitive data (2013 Peer Group and survey data), focusing on the median of the data as a starting point;
•	each NEO’s past and continuing performance;
•	each NEO’s scope of responsibility and impact on the Company’s performance and contribution to its long-term success;
•	internal equity (i.e., an NEO’s compensation levels relative to his or her peers, direct reports and supervisors);
•	the Chief Executive Officer’s recommendations for the other NEOs; and
•

the views of the members of the Compensation Committee and the other members of the Board of Trustees on individual contribution based upon routine interaction with the NEOs on corporate and public reporting matters.

In making executive compensation determinations, the Compensation Committee generally considers the results of the most recent shareholder advisory vote on executive compensation.  As reported in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013, over 70% of the votes cast on the “say-on-pay” proposal were in favor of the advisory vote to approve our named executive officer compensation.  The Compensation Committee viewed the vote in favor of the Company’s executive compensation as a validation of its compensation philosophy, including its emphasis on pay for performance and equity based compensation.  Although a significant majority continued to support our executive compensation program, this level of support was a sharp decline from the prior year’s advisory votes in which we received in excess of 95% support.  Consequently, we continued to evaluate our executive compensation program, taking into account the input of our shareholders.  The Compensation Committee also considered input received by investors and third party sources outside of the actual vote but in connection with the 2013 annual meeting.  As noted above under “Compensation Committee Report,” the Compensation Committee chair met with 10 institutional investors that represent a significant ownership interest in our common shares to better understand their views on our compensation programs.

In summary, the Compensation Committee’s process for setting total targeted annual compensation opportunities employs a flexible approach that responds to and adjusts for the evolving business environment. The Compensation Committee believes this approach permits the Company to respond to dynamics in the market for executive talent and provides the Company with flexibility in maintaining and enhancing the NEOs’ engagement, focus, motivation and enthusiasm for the Company’s long-term growth and sustained shareholder value.

Each of the NEOs’ performance is evaluated in light of the Company’s overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the Committee and the Board of Trustees. For 2013, the Compensation Committee believed annual base salary and benefits when added to the potential variability of the annual cash and equity incentive programs and the multi-year equity incentive program provided an appropriate mix of financial security, risk and reward.

Interaction with Management

Our Compensation Committee regularly meets in executive sessions without management present.  Our Chief Executive Officer, considering each of the performance factors outlined below under “-Components of Executive Compensation,” annually reviews the compensation for each NEO, other than himself, and makes recommendations to the Compensation Committee regarding any proposed adjustments.  Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the Chief Executive Officer to the Compensation Committee. Final compensation decisions are ultimately made in the sole discretion of the Compensation Committee.

Components of Executive Compensation

In 2013, the components of executive compensation consisted of the following:

•	base salary;
•	annual cash incentives;
•	long-term equity incentives (annual and multi-year); and
•	benefits.

Base Salary

Base salary provides the NEOs with a basic level of financial security and promotes the Compensation Committee’s objectives by attracting and retaining top talent.  Base salary increases for the Company’s Chief Executive Officer are determined by the Compensation Committee and approved by the Board of Trustees.  Base salary increases for the other NEOs are recommended by the Company’s Chief Executive Officer and are subject to review and approval by the Compensation Committee.

In order to bring target total compensation for each of the NEOs closer to the median of the 2013 Peer Group, the Compensation Committee increased 2013 base salaries for the NEOs by between 4.6% and 5.6% over 2012 levels.  The Compensation Committee did not increase 2014 base salaries for the NEOs over 2013 levels, in furtherance of the Compensation Committee’s philosophy of targeting the 50th percentile of compensation practices at peer companies, and taking into consideration the Company’s recent performance.

Base salaries for the NEOs for 2014, 2013 and 2012 are as follows:

Following the increases for 2013, the Compensation Committee was satisfied that each NEO’s base salary for 2013 was reasonable and appropriate based on each NEO’s responsibilities and performance and that no increases for 2014 were warranted.

Annual Cash Incentive Program (“Annual CIP”)

The purpose of the Annual CIP is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked to individual and company-wide performance on an annual basis. Each year, management proposes and the Compensation Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Trustees. By using goals and objectives thoroughly reviewed by the Board of Trustees, the Compensation Committee rewards participants for achieving performance levels that management has identified and the Board of Trustees are critical to creating and sustaining long-term shareholder value.

The Compensation Committee believe the Annual CIP provides the NEOs other than Mr. Hasu Shah, who has not historically participated in the program, with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and to further align the financial interests of the participating NEOs with those of shareholders. The selected performance criteria include Company-wide performance goals and specific performance goals related to the job function of each participating NEO.

Key features of the Annual CIP include the following:

•

a primary emphasis on (1) sustained Company-wide financial growth as measured by such metrics as AFFO per share, an AFFO multiple (defined for the purposes of the 2013 program as the closing sale price of the Company’s common shares as reported by the NYSE on December 30, 2013 divided by AFFO per share for the year ended December 31, 2013), and (2) financial flexibility and balance sheet strength as measured by a fixed charge coverage ratio;

•	a structured approach to determine awards by measuring against pre-established metrics; and
•	the recognition of individual leadership achievements and contributions of participants by making a portion of the award subject to individual-specific performance goals.

The Compensation Committee, in conjunction with the Chief Executive Officer, reviewed the annual cash incentive awards. Annual cash incentive awards were based on an evaluation of the performance, level of responsibility and leadership of the named executive officer in relation to overall corporate results.

For 2013, the Compensation Committee established the following mix of Company performance measures for the Annual CIP:

The following table summarizes the threshold, target and maximum levels of performance for each of the company-specific performance measures under the Annual CIP and the level of performance the Company achieved in 2013:

(1)AFFO per share and the AFFO multiple are determined by calculating calculated funds from operations (“FFO”) applicable to common shares and partnership units in accordance with the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), which the Company refers to as the “White Paper.” The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Management’s interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Management calculated AFFO, which reflects FFO in accordance with the NAREIT definition further adjusted by: (i) adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties; (ii) adding back amortization of deferred financing costs; (iii) making adjustments for the amortization of original issue discount/premium; (iv) adding back non-cash stock expense; (v) adding back acquisition and terminated transaction expenses; (vi) adding back FFO attributed to the Company’s partners in consolidated joint ventures; and (vii) making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

(2)Calculated as (i) consolidated adjusted earnings before income tax, depreciation and amortization (“Adjusted EBITDA”), divided by (i) the sum of (A) interest expense, plus (B) preferred share distributions.  The Company’s interpretation of Adjusted EBITDA is that EBITDA derived from its investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. In addition, Adjusted EBITDA is adjusted to (i) add back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties; (ii) adding back non-cash stock expense; (iii) adding back impairment related expenses; and (iv) making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

(3)For purposes of the Annual CIP, the Compensation Committee utilized the following individual-specific performance objectives, which are the same objectives used for the 2012 program:

Chief Executive Officer and Chief Operating Officer:

•	meet with each of the top ten institutional investor accounts at least once in 2013;
•	meet with the sales force of two different broker-dealers with significant retail customer bases in an effort to increase interest in the ownership of the Company’s common shares; and
•	completion of each subordinate’s position-specific performance goals outlined below.

Chief Financial Officer and Chief Accounting Officer:

•	complete all SEC filings on a timely basis and maintain full compliance with SEC rules and regulations;
•	receive an unqualified opinion on the effectiveness of the Company’s internal controls over financial reporting in connection with KPMG LLP’s audit of the same; and
•	have the Chief Accounting Officer accompany the Chief Executive Officer, the Chief Operating Officer and/or the Chief Financial Officer on at least four investor or lender meetings.

The Compensation Committee chose the performance targets described above to align the Annual CIP with the Company’s 2013 goals and objectives as established by management and the Board of Trustees. The Compensation Committee chose the relative weights of the performance measures based on the Compensation Committee’s desire to emphasize financial results while maintaining a focus on non-financial initiatives.

The Compensation Committee believes AFFO per share, an AFFO multiple and a fixed charge coverage ratio are appropriate and effective measures of annual Company-wide performance.  These performance measures were chosen because they strike a balance between maximizing AFFO per share in the short-term and driving a premium multiple for our shares with maintaining long-term value with a lower risk balance sheet.  The threshold level for each performance measure was set based on a level of performance that was believed at the time to be achievable in order to motivate and retain the participating NEOs. The target level for each performance measure was set based on a level of performance that was believed at the time to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Compensation Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the components of the Annual CIP are met. For example, the Compensation Committee may take into account effects of items that were not foreseen or contemplated when the performance goals were set by backing out the impact of such events on the performance goals being measured.

The Compensation Committee also retains the right to exercise discretion to reduce an incentive payout to ensure that payouts from the plan produce their desired result. The use of discretion was especially important at the time the performance measures were established.  If the threshold is not achieved, the NEO could receive no Annual CIP payout.

The participating NEOs satisfied each of the individual-specific performance objectives described above.  As a result, each of the participating NEOs was awarded the maximum cash bonus under each component of the Annual CIP with the exception of AFFO per share, which was awarded at the threshold level of performance.  The following table indicates the amounts the participating NEOs may earn for threshold, target and maximum performance and the amount of the cash bonuses that were earned:

Annual Long-Term Incentive Program for 2013 (“Annual LTIP”)

The Compensation Committee adopted the Annual LTIP for the NEOs, pursuant to which the NEOs are eligible to earn equity awards in the form of stock awards or performance share awards.  The Compensation Committee believes it is important to provide the NEOs with annual equity incentives to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of the NEOs with those of shareholders by exposing the NEOs to stock price changes during the performance and vesting periods. Awards under the Annual LTIP are both “performance based” and “time based.”

The Company must achieve certain financial performance during the performance period in order for 60% of the award to be earned. The remaining portion of the award is granted at the discretion of the Compensation Committee based on its assessment of company and individual performance without regard to pre-defined performance criteria.  If awards are earned, the common shares granted are subject to vesting over a four year period that begins on the first day of the performance period.

During 2013, the Company executed the sale of a 16 hotel portfolio and the sale of two additional hotels to complete its transformation into a pure play, urban transient portfolio, which improved its portfolio RevPAR quality by 16% from $123 at year end 2012 to $143 at year end 2013 and elevated the portfolio’s RevPAR positioning to similar levels as the full service segment.  The Compensation Committee viewed the execution of these strategic dispositions very favorably in terms of both short-term and long-term shareholder value and believes that it further solidifies the Company’s balance sheet and provides strategic options for the portfolio.

Based upon these factors, the Compensation Committee determined that a threshold payout for the absolute RevPAR metric only (and not the Relative RevPAR metric) was warranted.  Based upon the total equity incentive payouts approved for 2013, none of the NEOs will receive more than 65% of their 2013 equity incentive potential and on average 78% of the prior year’s total incentive compensation.  The following table summarizes the threshold, target and maximum levels of performance for the Annual LTIP and the Company’s actual 2013 performance in relation to the RevPAR performance goals:

(1)The Company sold 18 hotels during 2013 and significantly improved its RevPaR metrics by 16% from $123 in 2012 to $143 in 2013.  Per GAAP, the Company reflects operating results for the Company’s portfolio of wholly owned hotels and hotels owned through joint venture interests that are consolidated in the Company’s financial statements for the year ended December 31, 2013, excluding all hotels sold or classified as discontinued operations for the year ended December 31, 2013.  As previously reported and excluding 18 hotels that were sold in 2013, absolute RevPAR growth was 4.0%.  For purposes of determining the payout under the absolute RevPAR growth metric, the excluded hotels have been excluded.

In assessing the subjective, discretionary element of the Annual LTIP, the Compensation Committee considered, in general, how the NEOs individually and as a group effected transactions that continued the transformation of the Company’s portfolio and continued to strengthen the Company’s financial position.  The Compensation Committee believes that the NEOs performance in 2013 positioned the Company for continued growth in 2013.

The Compensation Committee also considered the following:

•

the contributions of the NEOs in closing on the sale of a portfolio of 16 hotels in secondary and tertiary markets that the Company deemed to be non-core assets in a difficult deal environment, hastening the transformation of the Company’s portfolio;

•

the contributions of the NEOs in completing the acquisition of hotels in high barrier to entry and major urban markets, including the acquisition of three hotels in Miami and two hotels in southern California;

•

the contributions of the NEOs achieving  EBITDA margins for the consolidated hotel portfolio of 36.9% which, according to publicly available information, significantly exceeded the median for the 2013 Peer Group by approximately 800 basis points;

•	the contributions of the NEOs in completing a public offering of preferred shares in 2013, which provided equity necessary to execute its strategy of expanding its presence in its existing markets;
•	the contributions of the NEOs in refinancing or entering into $140 million of new debt financing on four properties while reducing the Company’s overall leverage during 2013; and
•

the contributions of the NEOs in completing $43 million of renovation and return of investment projects at 18 hotel properties to better position the Company for the lodging cycle recovery and the commencement of development work on two new projects in Miami and New York City with a total value approximating $125 million.

As a result of these contributions and the achievement of the threshold level of performance with respect to the absolute RevPAR growth performance measure established under the Annual LTIP, the Compensation Committee approved the following awards of restricted common shares for the NEOs in March 2014:

(1)The actual performance dollar amount of Annual LTIP Awards in total are below the range of possible equity awards since no amounts were earned for the relative RevPAR growth metric which is included when determining the aggregate dollar value range of possible equity awards in total.

(2)Determined by dividing the dollar amount of the award under the Annual LTIP by $5.58, the per share volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2013. The restricted common shares awarded to the NEOs pursuant to the Annual LTIP vest as follows: 25% on the date of grant and 25% on December 31, 2014; 2015 and 2016.

Multi-Year, Long-Term Incentive Program (“2013 Multi-Year LTIP”)

In 2013, the Compensation Committee adopted a multi-year, long-term incentive program (“2013 Multi-Year LTIP”) and granted awards pursuant to the program to the NEOs. The awards pursuant to the 2013 Multi-Year LTIP consisted of agreements to award common shares where the number of shares awarded is not determined until the end of a three-year performance period, which commenced on January 1, 2013 and ends on December 31, 2015.  The following table summarizes the metrics used to determine awards to be issued under the 2013 Multi-Year LTIP:

(1)Relative TSR and Relative RevPar performance is determined by comparing the performance of the 2013 Peer Group over the same performance period.

Once the Compensation Committee determines the awards have been earned and the common shares underlying the awards have been issued, one-half of the awarded common shares will remain subject to time-based forfeiture provisions. The common shares issuable pursuant to the 2013 Multi-Year LTIP will be determined and issued to the NEOs in the first quarter of 2016, if earned.

The equity awards for the 2013 Multi-Year LTIP will be made pursuant to the Company’s 2012 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.  The number of shares awarded for 2013 Multi-Year LTIP will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2012.

The following table sets forth the potential equity awards for the 2013 Multi-Year LTIP, in terms of dollar value, that each NEO may earn:

Distributions on the common shares issuable pursuant to the 2013 Multi-Year LTIP accumulate from the beginning of the performance period and will be paid in cash when the common shares issuable pursuant to the program vest.  It is the Compensation Committee’s intention to make the multi-year long term incentive program a rolling program such that a similar program is expected to be put in place in 2014 with a performance period that would commence on January 1, 2014 and end on December 31, 2016.

Benefits

Benefits are established based upon an assessment of competitive market factors and a determination of what is required to attract and retain talent, as well as provide long-term financial security to the Company’s employees and their families.  The Compensation Committee periodically considers benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees.  The Company’s primary benefits for executive officers include participation in the Company’s health, dental and vision plans, 40l(k) plan and various insurance plans, including disability and life insurance, on the same basis as any other employee.  The Company does not match employee contributions to its 401(k) plan, including contributions made by named executive officers.

Contractual Arrangements

The Company has entered into employment agreements with Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh and Michael R. Gillespie.  The terms of these employment agreements include provisions related to payments to be made to the officers for events related to changes of control of the Company.  These employment agreements are described under “Executive Compensation - Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control” below.  The Compensation Committee believes it is appropriate for the Company to have an employment agreement with the executive officers to support stable and highly competent management on a long-term basis.

The Compensation Committee believes that the employment agreements, as revised, serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the Board of Trustees about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control.  The change of control agreements include so-called double triggers, which mean that benefits become available to executives under the agreements only upon a change of control followed by termination of the executive without cause or resignation by the executive for good reason.  The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of executives in employment security without unduly burdening the Company or shareholder value.

Stock Ownership Guidelines

To further align the interests of the Company’s trustees and executive officers with the interests of our shareholders, the Board has established minimum share ownership guidelines that apply to all non-management trustees and named executive officers.  Non-employee trustees are required to own Company shares equal in value to at least five times the annual cash retainer paid to non-management trustees.  In addition, the Company’s executive officers are required to own Company shares equal in value to a multiple of such executive’s base salary as follows:  Chairman of the Board:  4 times; Chief Executive Officer:  6 times; President and Chief Operating Officer:  6 times; Chief Financial Officer:  3 times; and Chief Accounting Officer and all other named executive officers:  1 times.

All trustees and executives are expected to achieve this minimum ownership within three years of assuming the relevant positions with the Company.  For the purpose of these guidelines, a person shall be deemed to own all Company shares beneficially owned by such person within the meaning of the United States federal securities laws, including for these purposes preferred shares of the Company, common shares of the Company, operating partnership units in Hersha Hospitality Limited Partnership and other securities issued by the Company or its subsidiaries that are exercisable for, convertible into or exchangeable for common shares of the Company.

Compensation-Related Risk

The Compensation Committee oversees the compensation policies and plans for all employees. The Company’s senior management, at the request of the Compensation Committee, has assessed the Company’s compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

As part of its annual risk assessment, the Company’s senior management, with oversight from Risk Sub-Committee of the Audit Committee, analyzed whether the Company’s compensation policies and practices, including non-executive officer compensation practices, could reasonably have a material adverse effect on the Company. This assessment focused primarily on the design of the Company compensation programs and practices for executive officers and employees as it relates to the business risks that the Company faces.  Specifically, management considered the fact that employees, other than the NEOs who participate in the executive compensation program described in this proxy statement, receive only a small percentage of their total compensation in the form of variable, performance-based compensation.  Further, performance-based compensation to executive officers is primarily in the form of equity awards, which the Company believes encourages actions for long term shareholder value, rather than short term risk-taking that could materially and adversely affect the Company’s business.  The Company’s senior management also considered the active role played by the Compensation Committee and the overall design of the executive compensation program, which the Company’s senior management believes encourages an appropriate level of risk taking, creates long-term shareholder value and avoids unnecessary or excessive levels of enterprise risk.

In addition, the Company’s senior management discussed its assessment of the Company’s compensation practices and programs and whether those practices and programs create risks that could reasonably be expected to have a material adverse affect on the Company.  Based on its assessment, the Company’s senior management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  Upon completion of the risk assessment, the Company’s senior management reported its findings to the Compensation Committee and discussed with the Compensation Committee those findings in light of the disclosure requirements under applicable SEC rules.

2014 Executive Compensation Program

The Compensation Committee, in consultation with FPL, has conducted a comprehensive review of the Company’s executive compensation arrangements, including a comparison of compensation practices at several peer companies.  As a result of that review, and in preserving the previously stated Compensation Philosophy, on April

11, 2014, the Compensation Committee adopted the 2014 executive compensation program for the NEOs as indicated below.

Base Salary

The Compensation Committee and FPL undertook a review of base salary practices at peer companies.  Based on that review, in furtherance of the Committee’s philosophy of targeting the 50th percentile of compensation practices at peer companies, and taking into consideration the Company’s recent performance, the Committee did not increase 2014 base salaries for the NEOs.  Base salaries for 2014 for the NEOs will remain at 2013 levels

2014 Annual Cash Incentive Program (“2014 Annual CIP”)

Except for Mr. Hasu Shah, who does not participate in the Company’s annual cash bonus plan, each of the NEOs is eligible to receive a cash bonus for 2014 based upon the achievement of certain Company and individual-specific performance goals.  Consistent with the 2013 Annual CIP, 80% of the award will be based on the achievement of Company performance goals relative to AFFO per share (30%), an AFFO multiple (30%) and a fixed charge coverage ratio (20%).  The final twenty percent of the award will be based on the achievement of individual-specific performance goals.  If minimum threshold goals are not met, the NEO could receive no bonus.  Minimum payouts to be made to the NEOs for achieving the performance goals range from 25% to 75% of the participating NEOs’ 2014 base salary. Maximum payouts to be made to the NEOs for achieving the maximum performance goals range from 75% to 150% of the participating NEOs’ 2014 base salary.  The Committee retains discretion to determine the actual payout within the range established for each NEO if the Company and individual-specific performance goals are achieved for the 2014 performance year.

The possible ranges of cash bonus compensation under the 2014 Annual CIP are as follows:

2014 Annual Long-Term Equity Incentives

As a result of the Company’s outreach with investors, the Compensation Committee modified the annual long-term equity incentive plan (“2014 Annual LTIP”) for the NEOs to make more of the incentive based on measurable performance metrics.  Under the 2014 Annual LTIP, the NEOs will be eligible to earn equity awards in the form of stock awards or performance share awards.  The equity awards for 2014, if earned, will be determined and granted to the NEOs in the first quarter of 2015.  The amount of the award that is subject to the sole discretion of the Committee, if the NEO is employed by the Company on the date awards are determined, has been reduced from 40% to 20% for 2014.  Forty percent of the award will be based on RevPAR growth in 2014 on an absolute basis.  The final 40% of the award will be based on RevPAR growth in 2014 relative to a group of peer companies.  To assess RevPAR growth relative to the peer group, the peer group for 2014 will comprise Ashford Hospitality Trust, Chatham Lodging Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Co., FelCor Lodging Trust, Inc., Lasalle Hotel Properties, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Strategic Hotels & Resorts, Inc., and Sunstone Hotel Investors, Inc. (“2014 Peer Group”).  All of the common shares subject to these equity awards will be granted subject to time-based forfeiture restrictions that will lapse over a four-year period.

The equity awards for the 2014 Annual LTIP will be made pursuant to the Company’s 2012 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.  The equity awards for 2014 will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2014.

The following table sets forth the potential equity awards for the 2014 Annual LTIP (which are consistent with 2013 amounts), in terms of dollar value, that each NEO may earn:

2014 Multi-Year Long-Term Equity Incentives

For 2014, the Compensation Committee adopted a multi-year, long-term incentive program (“2014 Multi-Year LTIP”) and granted awards pursuant to the program to the NEOs. The awards pursuant to the 2014 Multi-Year LTIP consisted of agreements to award common shares where the number of shares awarded is not determined until the end of a three-year performance period.  Under the 2014 Multi-Year LTIP, 37.5% of the award will be based on TSR achieved over the performance period, which commenced on January 1, 2014 and ends on December 31, 2016, on an absolute basis.  Another 37.5% will be based on TSR achieved over the same performance period relative to the TSR achieved by the 2014 Peer Group.  The remaining 25% will be based on RevPAR growth achieved over the same performance period relative to the RevPAR growth achieved by the 2014 Peer Group.  Once the Compensation Committee determines the awards have been earned, which will not occur until the first quarter of 2017, and the common shares underlying the awards have been issued, one-half of the awarded common shares will remain subject to time-based forfeiture provisions. The shares issuable pursuant to the 2014 Multi-Year LTIP will be determined and issued to the NEOs in the first quarter of 2017, if earned.

The equity awards for the 2014 Multi-Year LTIP will be made pursuant to the Company’s 2012 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.  The number of shares awarded for 2014 Multi-Year LTIP will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2013.  The following table sets forth the potential equity awards for the 2014 Multi-Year LTIP (which remains consistent with 2013 amounts), in terms of dollar value, that each NEO may earn:

Distributions on the common shares issuable pursuant to the 2014 Multi-Year LTIP accumulate from the beginning of the performance period and will be paid in cash when the common shares issuable pursuant to the program vest.  It is the Compensation Committee’s intention to make the multi-year long term incentive program a rolling program such that a similar program is expected to be put in place in 2015 with a performance period that would commence on January 1, 2015 and end on December 31, 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2013

The following table presents information relating to total compensation of the named executive officers for the fiscal year ended December 31, 2013.

(1)

The amounts in  “Stock Awards” for 2013 reflect the aggregate grant date fair value of common shares, some of which are subject to time-based forfeiture restrictions, issued to the named executive officers in March 2014 pursuant to the 2013 Annual LTIP following completion of the one-year performance period.  The aggregate grant date fair value of these stock awards has been computed in accordance with FASB ASC Topic 718.  These amounts are based on the performance levels determined to be achieved by the Compensation Committee for each component of the program.  The performance levels are described in “Compensation Discussion and Analysis— Components of Executive Compensation.” The aggregate grant date fair value of these awards was determined by multiplying the number of common shares granted to the named executive officer by $5.80, the closing price of the Company’s common shares on the NYSE on March 21, 2014.

The amounts in “Stock Awards” for 2013 also include the aggregate grant date fair value of the right to receive common shares following completion of the three-year performance period under the 2013 Multi-Year LTIP.  These amounts are based on the probable outcome of the performance conditions established by the Compensation Committee in April of 2013, which are described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, and assumes the maximum level of performance has been achieved for the 2013 Multi-Year LTIP.  The aggregate grant date fair value of these stock awards has been computed in accordance with FASB ASC Topic 718.

(2)

As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the amounts in the “Non-Equity Incentive Plan Compensation” column for 2013 represent the actual amounts paid to the named executive officers other than Mr. Hasu Shah pursuant to the Company’s Annual CIP for 2013.  These amounts were paid to the named executive officers other than Mr. Hasu Shah in March 2014 after the performance period had been completed and the actual level of performance had been determined.  The estimated possible payouts under this program appear under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table.

(3)	Includes insurance premiums paid by the Company for medical, dental and life insurance benefits.

As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the Company does not grant equity awards under the 2013 Annual LTIP or the 2013 Multi-Year LTIP until the applicable performance period has been completed and the actual level of performance achieved has been determined.  The performance period under the 2013 Annual LTIP began on January 1, 2013 and was completed on December 31, 2013.  On March 12, 2014, the Compensation Committee determined that the named executive officers had achieved a certain level of performance under the 2013 Annual LTIP and the Company awarded an aggregate of 447,959 restricted common shares to the NEOs.  The performance period under the 2013 Multi-Year LTIP began on January 1, 2013 and will not be completed until December 31, 2015.  The Compensation Committee intends to determine the actual level of performance under the 2013 Multi-Year LTIP during the first quarter of 2016.  Estimated future payouts under the Company’s 2013 Multi-Year LTIP appear under the column “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table for 2013.

Grants of Plan-Based Awards Table for 2013

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2013.  For more information regarding grants of plan-based awards, see “Compensation Discussion and Analysis” above.

(1)	Type of award:
•	ACIP—Annual CIP for 2013
•	ALTIP—Annual LTIP for 2013
•	MYLTIP – Multi-Year LTIP for 2013
(2)

Represents the range of potential cash payouts to be made to the named executive officers other than Mr. Hasu Shah pursuant to the Company’s Annual CIP.  Under this program, cash payments were made to Messrs. Jay Shah, Neil Shah, Parikh and Gillespie in March 2014 in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)

Awards pursuant to the 2013 Annual LTIP are denominated in dollars, but are payable in common shares based on the volume-weighted average price of the common shares for the 20 trading days prior to and including December 31, 2013, as reported by the NYSE, or $5.58 per share.  On March 21, 2014, the Company issued an aggregate of 447,959 restricted common shares to the named executive officers pursuant to the 2013 Annual LTIP.  The restricted common shares were issued pursuant to the Company’s 2012 Equity Incentive Plan and are subject to time-based forfeiture restrictions which lapse over the following schedule: 25% upon issuance and 25% on December 31, 2014, 2015, and 2016.

Awards pursuant to the Company’s 2013 Multi-Year LTIP are denominated in dollars, but are payable in common shares based on the volume-weighted average price of the common shares for the 20 trading days prior to and including December 31, 2012, as reported by the NYSE, or $4.85 per share.

(4)

For the 2013 Annual LTIP, amount represents the aggregate fair value of the common shares and restricted common shares on the date of issuance, or $5.80 per share, at the actual level of performance.  For the 2013 Multi-Year LTIP awards, amount represents the aggregate grant date fair value of the right to receive common shares following the three-year performance period.  Fair value of these awards has been computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End Table for 2013

The following table presents information concerning outstanding equity awards as of the end of the fiscal year ended December 31, 2013.

Stock Awards			
		Time Vested Awards		Equity Incentive Plan Awards	
NEO	Award Type	Number of Shares That Have Not Vested (#) [1]	Market Value of Shares That Have Not Vested ($)[2]	Number of Unearned Shares That Have Not Vested (#)	Payout Value of Unearned Shares That Have Not Vested ($)
Hasu P. Shah	Time Vest	127,956	$ 712,715		
	ALTIP			51,900 [3]	$ 289,083 [4]
	MYLTIP			46,392 [5]	$ 258,402 [6]
Jay H. Shah	Time Vest	822,269	$ 4,580,038		
	ALTIP			160,466 [3]	$ 893,796 [4]
	MYLTIP			123,711 [5]	$ 689,072 [6]
Neil H. Shah	Time Vest	462,112	$ 2,573,964		
	ALTIP			160,466 [3]	$ 893,796 [4]
	MYLTIP			123,711 [5]	$ 689,072 [6]
Ashish R. Parikh	Time Vest	151,893	$ 846,044		
	ALTIP			53,406 [3]	$ 297,471 [4]
	MYLTIP			46,392 [5]	$ 258,402 [6]
Michael R. Gillespie	Time Vest	48,123	$ 268,045		
	ALTIP			21,721 [3]	$ 120,986 [4]
				14,691 [5]	$ 81,827 [6]

(1)	Represents restricted common shares awarded to the named executive officers on March 26, 2012, April 22, 2012, and March 20, 2013 and vest as follows:

(2)	Calculated by multiplying the number of unvested restricted common shares as of December 31, 2013 by $5.57, which was the closing market price of the Company’s common shares on that date.

(3)Represents the number of common shares issuable pursuant to the 2013 Annual LTIP based on achieving actual performance goals established by the Compensation Committee. On March 21, 2014, the Company granted a total of 447,959 common shares to the named executive officers pursuant to 2013 Annual LTIP program of which 25%, or 111,988 common shares, vested immediately upon issuance. The remaining common shares issued are restricted and vest 25%, or 111,991, on December 31, 2014, 25%, or 111,988, on December 31, 2015, and 25%, or 111,992, on December 31, 2016.

(4)Calculated by multiplying the number of common shares and restricted common shares issuable pursuant to the 2012 Annual LTIP based on achieving actual performance goals established by the Compensation Committee by $5.57, which was the closing market price of the Company’s common shares on December 31, 2013.  As discussed elsewhere in this proxy statement, the common shares were issued on March 21, 2014.  Actual closing market price of the Company’s common shares on March 21, 2014, the date the common shares and restricted common shares were issued under the 2013 Annual LTIP, was $5.80 per share.

(5)Represents the number of common shares issuable pursuant to the 2013 Multi-Year LTIP based on achieving threshold performance goals established by the Compensation Committee.  The common shares will be issued, if earned, in the first quarter of 2016.

(6)Calculated by multiplying the number of common shares issuable pursuant to the 2013 Multi-Year LTIP based on achieving threshold performance goals established by the Compensation Committee by $5.57, which was the closing market price of the Company’s common shares on December 31, 2013.  The aggregate grant date fair value of the right to receive equity awards under the Multi-Year LTIP, calculated in accordance with FASB ASC 718, was $57,990 for Mr. Hasu Shah, $154,639 for Mr. Jay Shah, $154,639 for Mr. Neil Shah, $57,990 for Mr. Parikh and $18,363 for Mr. Gillespie.

Option Exercises and Stock Vested Table for 2013

The following table presents information concerning restricted common shares and performance share awards that vested or were earned for each of the named executive officers during the fiscal year ended December 31, 2013.

(1)

Represents the aggregate dollar amount realized upon the vesting of restricted common shares.  This amount has been calculated by multiplying the number of vested common shares, including vested common shares issued upon the settlement of performance common shares that have been earned, by the closing price of the Company’s common shares on the NYSE on the vesting date.

(2)	Represents the vesting of 221,511, 20,974, and 257,371 restricted common shares on March 20, 2013, June 3, 2013, and December 27, 2013, respectively.
(3)	Represents the vesting of 601,935, 83,893, and 707,399 restricted common shares on March 20, 2013, June 3, 2013, and December 27, 2013, respectively.
(4)	Represents the vesting of 601,935, 83,893, and 707,399 restricted common shares on March 20, 2013, June 3, 2013, and December 27, 2013, respectively.
(5)	Represents the vesting of 222,808, 33,557, and 260,278 restricted common shares on March 20, 2013, June 3, 2013, and December 27, 2013, respectively.
(6)	Represents the vesting of 72,501, 6,292, and 85,646 restricted common shares on March 20, 2013, June 3, 2013, and December 27, 2013, respectively.

Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion & Analysis - Contractual Arrangements,” the Company has entered into employment agreements with Hasu P. Shah (Chairman of the Board), Jay H. Shah (Chief Executive Officer), Neil H. Shah (President and Chief Operating Officer), Ashish R. Parikh (Chief Financial Officer) and Michael R. Gillespie (Chief Accounting Officer).  Each agreement is for an initial term through December 31, 2013, and thereafter will renew for successive one year periods unless terminated by either party.

Each employment agreement provides for the payment of a minimum annual base salary to the executive officer, subject to any increase approved by the Board of Trustees.  In addition, each executive officer is eligible to receive other incentive compensation, including but not limited to, grants of stock options or common shares of stock.  Each of the employment agreements also contains certain confidentiality, non-competition and non-recruitment provisions.

Each of the employment agreements provides for cash payments and the provision of other benefits to the executive officer upon the occurrence of certain triggers.  These triggers include the executive officer’s voluntary termination, the executive officer’s termination without cause (other than a termination without cause during the 12-month period following a change of control), the executive officer’s termination with cause, the executive officer’s death or disability and the executive officer’s termination without cause or resignation for good reason within 12 months of a change of control.

The following tables set forth the total cost that the Company would have incurred and the payments the named executive officers would have received if they were terminated as of December 31, 2013 under the terms of the employment agreements, assuming such agreements were in place as of December 31, 2013:

Voluntary Termination/Termination With Cause

(1)Each employment agreement provides that if the executive officer ceases being an employee of the Company on account of the executive officer’s voluntary termination or the executive officer’s termination with cause, the executive officer will not be entitled to any compensation after the effective date of the voluntary termination or termination with cause (except base salary and vacation accrued but unpaid on the effective date of such event).

Death or Disability

(1)

Each employment agreement provides that in the event of the death or disability of the executive officer, the Company will continue to pay the executive officer or his heirs, devisees, executors, legatees or personal representatives, as appropriate, the executive officer’s base salary then in effect through the month following the month in which such event occurs plus vacation accrued but unpaid as of the termination date.

Termination without Cause

(1)

Each employment agreement provides that upon a termination without cause (other than a termination without cause during the 12-month period following a change of control), the Company will make a lump sum payment to the executive officer within ten days after such termination equal to the sum of:  (1) the executive officer’s accrued but unused vacation to the date of termination, plus (2) the amount of the executive officer’s monthly base salary then in effect for the lesser of 12 months or the number of months (including a fractional month) remaining in the term of the employment agreement.

(2)

Represents the sum of the number of unvested restricted common shares (including the restricted share awards granted on March 21, 2014 pursuant to the 2013 Annual LTIP and the restricted share awards issuable pursuant to the 2013 Multi-Year LTIP).  The amount presented excludes the number of common shares issuable pursuant to the 2014 Annual LTIP and the 2014 Multi-Year LTIP as those programs were not in existence as of December 31, 2013.

(3)

Calculated by multiplying the number of unvested restricted common shares and unearned performance share awards pursuant to the 2013 Annual LTIP as of December 30, 2013 by $5.57, which was the closing market price of the Company’s common shares on that date.

Termination without Cause / Resignation for Good Reason (Following a Change in Control)

(1)

Each employment agreement provides that upon a termination without cause or a resignation for good reason within 12 months following a change of control, the Company will fully vest the executive officer in any outstanding share awards and stock options, in each case that have not previously vested or become exercisable.  The 2013 Multi-Year LTIP and the 2014 Multi-Year LTIP provides for the right to receive common shares based on the performance level achieved to date upon termination without cause or a resignation for good reason within 12 months following a change of control.  In addition, the Company will pay to the executive officer, in a lump sum, the following:

•	the executive officer’s base salary and expenses reimbursable, each through the date of the termination;
•

a change of control bonus equal to a multiple of the sum of:  (i) the executive officer’s then annual base salary, (ii) the maximum annual bonus that the executive officer could earn for the year that includes the date of termination (or if no maximum bonus amount has been set, the executive officer’s target bonus for that year) and (iii) the fair market value (determined as of the date of the change of control) of the share award(s) received by the executive officer for the year that includes the date of termination (or if no share awards were made in that year, the next preceding year in which the effected executive officer received a share award).  For purposes of calculating the change of control bonus, the following multiples apply:  Hasu P. Shah–2x; Jay H Shah–2.99x; Neil H. Shah–2.99x; Ashish R. Parikh–2x; and Michael R. Gillespie–1x; and

•	the premiums paid for the executive officer’s medical and dental insurance benefits for a period of 18 months after termination.

The change of control bonus was calculated for each named executive officer by taking the sum of (i) each executive’s 2013 annual base salary, (ii) the maximum annual bonus for 2013, and (iii) the fair value of the maximum number of common shares issuable under the 2013 Annual LTIP (which were issued in March 2014), and multiplying that sum by each named executive officer’s defined multiple.  The fair value of the number of common shares issuable under the 2013 Annual LTIP was based on a per share value of $5.57, which was the closing market price of the Company’s common shares on December 31, 2013.

(2)

Represents the sum of the number of unvested restricted common shares (excluding the restricted share awards granted on March 21, 2014 pursuant to the 2013 Annual LTIP which are factored into the change of control cash payment described in footnote 1 to this table) and the number of common shares issuable pursuant to the 2013 Multi-Year LTIP.  The amount presented also excludes the number of common shares issuable pursuant to the 2014 Annual LTIP and the 2014 Multi-Year LTIP as those programs were not in existence as of December 31, 2013.

(3)	Calculated by multiplying the number of shares to vest upon termination by $5.57, which was the closing market price of the Company’s common shares as of December 31, 2013.
(4)

The benefits payable to the named executive officers on account of a change in control, including on account of a termination without cause or resignation with good reason, within 12 months after a change in control, could constitute excess parachute payments under Section 280G the Code.  A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and the Company would not be permitted to claim a federal income tax deduction for a portion of the parachute payments.  The amended and restated employment agreements between the Company and each of the named executive officers provides that the Company will not indemnify the executive for any parachute payment excise tax liability.   However, the total cash amounts payable to a named executive officer may be reduced if and only to the extent that a reduction will allow the named executive officer to receive a greater net after tax amount than executive would receive absent such reduction.

PROPOSAL TWO - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Trustees or any of its committees. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” the Company seeks to maintain an executive compensation program that is directly tied to maximizing long-term shareholder value.  To achieve this goal, the three primary tenants of the Company’s executive compensation philosophy are:

•	align compensation structure with business growth strategies;
•	pay for performance; and
•	pay competitively to attract, motivate and retain talented executives.

To ensure that the Company’s executive compensation program was structured accordingly, at the beginning of 2013, the Compensation Committee retained FPL as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies.  To analyze the competiveness of the Company’s executive compensation program, the Compensation Committee focused on a group of the six most similar publicly traded hotel REITs.  The Compensation Committee enlarged that group by adding one newly publicly traded hotel REITs.  Seeking to compensate the named executive officers at approximately the median (50th percentile) of the peer group companies, and to achieve the compensation goals describe above, the Compensation Committee implemented the following:

•

Developed a performance based cash bonus plan tied 80% to achievement of key financial metrics, tied to earnings and balance sheet strength, and 20% to each executive’s specific performance goals.  Target awards under the plan were geared toward the median of the peer group companies.

•	Developed one year and multi-year long term incentive plans that are both performance and service based with target awards tied to the median of the peer group companies.
•	Based the awards under the one year long term incentive plan 60% on RevPAR growth (both absolute and relative to our peer).
•

Based awards under the multi-year long term incentive plan 75% on total shareholder return (TSR):  50% of which is based on the Company’s absolute TSR over a three year performance period and 25% of which is focused on the Company’s TSR over a three year performance period relative to the peer group.  The remaining 25% of the awards under the multi-year long term incentive plan is based on the Company’s growth in RevPAR over a three year performance period relative to the peer group.

•	Set base salary for all NEOs except for one below the median salary for the comparable position in the peer group companies.

At the outset of 2013, the Compensation Committee believed this was the right compensation structure to incentivize the NEOs to drive performance and shareholder return for the Company.

The Company continued its transformation in 2013 and lodging fundamentals in the markets in which the Company is focused continued to improve.  During 2013, management took steps to better position the Company and its portfolio to take advantage of these improving conditions.  Management further repositioned the

Company’s portfolio to focus more on high barrier to entry and major urban markets—New York, Miami and southern California in particular—which the Company believes will lead the broader economic recovery and the lodging industry recovery in particular.  We acquired a total of $265 million of hotel assets in 2013 and we continued our portfolio transformation, closing on the sale of the 16 non-core hotels for $217 million.  Management also oversaw more than $43 million in renovation and return on investment projects at 18 hotel properties to better position the Company for the lodging cycle recovery and the commencement of development work on two new projects in Miami and New York City with a total value approximating $125 million in an effort to take advantage of what is expected to be strong market conditions and operating fundamentals in 2013 and beyond.

In addition, we completed a public offering of preferred shares, which enabled the Company to lower its cost of capital by redeeming preferred shares with a higher dividend and it provided additional equity to execute the Company’s strategy of expanding its presence in its existing markets.  We also refinanced or entered into $146 million of new debt financing on four properties while reducing the Company’s overall leverage during 2013.

These efforts to improve the Company’s overall capitalization and reposition the Company’s portfolio have shown results.  During 2013, the Company:

•	grew ADR by 2.6%;
•	grew occupancy by 112 basis points to 79.7%;
•	grew RevPAR by 4.0% across the consolidated hotel portfolio;
•	grew AFFO by 9.1%, from approximately $79.3 million to $86.5 million;
•	maintained the Company’s fixed charge coverage ratio of 2.58x; and
•	reduced the Company’s overall leverage ratio from a Debt to EBITDA ratio of 5.2x to 4.5x

As a result of these achievements, the Company achieved the highest EBITDA in its history and the highest EBITDA margins in the sector.  As described in more detail under “Compensation Discussion and Analysis,” the Company achieved the performance metrics set by the Compensation Committee, and each NEO achieved his personal performance objectives.  As a result, more than 74% of the actual total compensation paid to the NEOs for 2013 was performance based, and more than 45% of the actual total compensation paid to the NEOs for 2013 was in the form of equity awards.

For these reasons and others, the Board of Trustees believes the Company’s executive compensation program is meeting the objectives of the program—the NEOs are driving the Company’s key performance metrics and providing outsized TRS to the Company’s shareholders.  Accordingly, the Board of Trustees unanimously recommends that you vote “FOR” the following resolution on executive compensation:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of the company’s named executive officers as disclosed in this proxy statement.

PROPOSAL THREE - APPROVAL OF AMENDMENT TO 2012 EQUITY INCENTIVE PLAN

Background to the Proposal

The 2012 Equity Incentive Plan (“2012 Plan”) was approved by shareholders on May 26, 2011.  The 2012 Plan authorizes the grant of options to purchase common shares, stock appreciation rights, stock awards, performance shares and incentive awards.

The Board of Trustees believes that the 2012 Plan has benefited the Company by assisting in recruiting and retaining the services of individuals with ability and initiative and enabling such individuals to participate in the future success of the Company and by associating the interests of such individuals with the interests of the Company and its shareholders.

The 2012 Plan, as currently in effect, placed a limit of 7,500,000 shares on the maximum aggregate number of shares of common stock that could be issued under the 2012 Plan pursuant to the exercise of stock appreciation rights and options, the grant of stock awards, and the settlement of performance shares, dividend equivalents and LTIP awards.  The original maximum aggregate number of common shares that could be issued under the 2012 Plan was 10,000,000 shares, but was reduced to 7,500,000 shares immediately upon shareholder approval of the 2012 Plan.  The 2012 Plan, as currently in effect, also placed a limit of 5,000,000 shares on the maximum aggregate number of shares of common stock that could be issued under the plan to any plan participant.

As of December 31, 2013, approximately 1,430,038 common shares (approximately 942,049 common shares as of March 31, 2104) remain available for issuance under the 2012 Plan.  In order to continue the ability to provide the incentive compensation opportunities available under the 2012 Plan, the Board of Trustees believes that it is in the Company’s best interest to increase the limit on the aggregate number of shares of common stock that may be issued under the 2012 Plan. As such, on April 11, 2014, the Board of Trustees adopted an amendment to the 2012 Equity Incentive Plan (“Amendment”), subject to the approval of shareholders.

The material features of the Amendment are summarized below.  This summary does not contain all information about the Amendment, such as a number of other technical and non-material revisions to the 2012 Plan. A copy of the 2012 Plan, as amended by the Amendment, is included as Appendix A to this proxy statement. The summary below is qualified in its entirety by reference to the text of the 2012 Plan, as amended by the Amendment.

The Board of Trustees recommends a vote “FOR” the Amendment to the 2012 Plan.

Summary of the Amendment

Among other changes, effective January 1, 2015, the Amendment increases the aggregate number of shares of common stock that may be issued under the 2012 Plan as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards by 9,000,000 shares to 16,500,000 shares (such additional shares in excess of the original 7,500,000 share limit, the “New Shares”).  The Amendment adds a requirement for shareholder approval for payments made in cancellation of a share appreciation right or option if, on the date of the cancellation, the Initial Value, as defined in the 2012 Plan, for share appreciation rights, or the price per share of the option for options, exceeds Fair Market Value, as defined in the 2012 Plan.  The Amendment also adjusts the scenarios under which an amendment to the 2012 Plan would require shareholder approval, adding a shareholder approval requirement to an amendment that would materially increase the benefits accruing to plan participants under the 2012 Plan or an amendment that would materially increase the aggregate number of shares of common stock that may be issued under the 2012 Plan (other than an adjustment pursuant to Article XII of the 2012 Plan).  Prior to the Amendment, the 2012 Plan required shareholder approval for an amendment that included any increase in the aggregate number of shares of common stock that may be issued under the 2012 Plan (other than an adjustment pursuant to Article XII of the 2012 Plan).  The Board of Trustees believes that the Amendment will allow the 2012 Plan to continue to benefit the Company.  A complete copy of the Amendment is attached to this proxy statement as Appendix A.

The following table illustrates the shares available for issuance under the 2012 Plan before and after the Amendment:

Burn Rate Commitment

In connection with the Amendment, the Company commits that during the three year period commencing January 1, 2014 and ending December 31, 2016, the Company will maintain an average burn rate over that period that does not exceed 2.86% of the Company’s weighted average common shares outstanding. This commitment applies to the number of common shares subject to awards granted under the 2012 Plan, as amended by the Amendment, or any other compensatory plan in existence during the three year period ending December 31, 2016.  For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options and SARs will count as equivalent to 2.5 option shares.

Summary of the 2012 Plan, as Amended by the Amendment

The summary of the 2012 Plan appearing below is qualified in its entirety by the actual terms of the 2012 Plan. As used in this summary, the term “Award" means an option, stock appreciation right, stock award, performance share award or incentive award granted under the 2012 Plan.

Administration

The 2012 Plan will be administered by the Compensation Committee of the Board of Trustees. The Compensation Committee will have authority to grant stock awards, performance shares, incentive awards, options and stock appreciation rights and to settle LTIP awards, each as described under “—Awards” below, upon such terms (not inconsistent with the 2012 Plan) as the Compensation Committee may consider appropriate.  The Compensation Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Compensation Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility

Any employee of the Company, the Operating Partnership or an affiliate (as defined in the 2012 Plan), any member of the Board of Trustees and any person that provides services to the Company, the Operating Partnership or an affiliate, including, but not limited to, employees of Hersha Hospitality Management Limited Partnership, is eligible to participate in the 2012 Plan.  Persons that provide services to the Company, the Operating Partnership or an affiliate are eligible to participate in the 2012 Plan if the Compensation Committee, in its sole discretion, determines that any such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company and its subsidiaries, including the Operating Partnership.

Share Authorization

The maximum aggregate number of common shares that may be issued under the 2012 Plan (including Awards granted prior to the amendment and restatement of the plan), pursuant to the exercise of options and stock appreciation rights and the grant of stock awards and the settlement of performance shares, dividend equivalents and LTIP awards is 7,500,000 shares; provided, however, that effective January 1, 2015, the maximum aggregate number of common shares that may be issued under the 2012 Plan as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards is 16,500,000 shares (such additional shares in excess of the 7,500,000 shares, the “New Shares”).  The maximum aggregate number of New Shares that may be issued under the 2012 Plan to any participant is 5,000,000 shares.

The maximum aggregate number of common shares that may be issued under the 2012 Plan, the maximum aggregate number of common shares that may be issued as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards and the maximum aggregate number of common shares that may be issued to any participant will be subject to adjustment as the Board of Trustees determines is appropriate in the event of a stock dividend, stock split, reclassification of common shares or similar events.

If an Award is terminated or forfeited, in whole or in part, the number of common shares subject to the terminated or forfeited part of the Award will be reallocated and will again be available for other Awards that may be granted under the 2012 Plan.

If stock appreciation rights are exercised and settled, in whole or in part, with common shares, then the maximum aggregate number of common shares that may be issued under the 2012 Plan will be reduced by the number of stock appreciation rights exercised rather than the number of common shares issued in settlement of the stock appreciation rights.

If common shares are surrendered, exchanged, withheld or otherwise used to pay the exercise price of an option or to satisfy tax withholding obligations, the number of common shares surrendered, exchanged, withheld or otherwise used for that purpose will not be available or reallocated to other Awards that may be granted under the 2012 Plan.

Awards

Options.  The administrator will select the participants who are granted options and, consistent with the terms of the 2012 Plan, will prescribe the terms of each option. The option price cannot be less than the fair market value of the common shares on the date the option is granted and, except in the case of stock splits, stock dividends and similar changes in capitalization, the option price cannot be reduced after an option is granted without the approval of shareholders. The option price may be paid in cash or, with the administrator’s consent, by surrendering common shares, or by a combination of cash and common shares. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of options (other than incentive stock options) to members of the participant's immediate family, a family trust or a family partnership.  No participant will have any rights as a shareholder with respect to the common shares subject to an option until the date that the option is exercised.

Stock Awards.  The administrator also will select the participants who are granted stock awards and, consistent with the terms of the 2012 Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to, among others, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, revenue per available room, peer shareholder returns or total shareholder return, as the administrator may designate.  A participant will have all the rights of a shareholder with respect to a stock award except that (i) if the stock award will vest and become transferable upon achieving performance objectives, any dividends paid on the common shares subject to the stock award will be accumulated and paid when and to the extent that the stock award vests and becomes transferable, (ii) the participant may not sell or transfer the shares granted pursuant to a stock award prior to the date the common shares become vested and transferable, (iii) the Company will retain custody of the certificate evidencing the common shares until the stock award is vested and transferable and (iv) the participant will give the Company his stock power, endorsed in blank, with respect to each stock award.

Performance Shares.  The 2012 Plan also authorizes the grant of performance shares, which represent the right to receive a future payment, based on the value of the common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include a requirement that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, peer shareholder returns, revenue per available room or total shareholder return as the administrator may designate. Performance shares may be granted with dividend equivalent rights, i.e., the right to receive cash, shares or other property in amounts equal to the cash, shares or other property declared as dividends on common shares. The amount of dividend equivalents will be accumulated and paid when and to the extent that the performance shares are earned and payable. To the extent that a performance share award and any dividend equivalents are earned, they may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to performance shares or dividend equivalents until and to the extent that the performance shares are earned and settled in common shares.

Stock Appreciation Rights.  The administrator also will select the participants who receive stock appreciation rights under the 2012 Plan.  A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise of the stock appreciation right exceeds the fair market value of a common share on the date the stock appreciation right was granted.  A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to stock appreciation rights until the date that the stock appreciation rights are exercised and then only to the extent that they are settled in common shares.  For purposes of the individual participant grant limit an option and corresponding stock appreciation right will be treated as a single award.

Incentive Awards.  The 2012 Plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value of the common shares, volume-weighted average price per common share, appreciation in the value of the common shares, peer shareholder returns, revenue per available room or total shareholder return, as the administrator may designate. The period in which performance is measured will be at least one year. No participant may receive an incentive award payment under the 2012 Plan in any calendar year that exceeds the product of (i) $100,000 times (ii) the number of whole months in the performance period.

Amendment and Termination

No Awards may be granted under the 2012 Plan after May 22, 2024. The Board of Trustees may amend or terminate the 2012 Plan at any time, but an amendment will not become effective without the approval of the Company’s shareholders if it (i) materially increases the number of common shares that may be issued under the 2012 Plan (other than changes to reflect certain corporate transactions and changes in capitalization), (ii) materially modifies the requirements for eligibility to participate in the 2012 Plan, (iii) provides for repricing of options or stock appreciation rights, including by effecting an exchange of outstanding options or stock appreciation rights for new awards when the exercise price or initial value, respectively, exceeds the fair market value thereof (other than changes to reflect certain corporate transactions and changes in capitalization) or (iv) materially increases the benefits accruing to participants under the 2012 Plan.  In addition, and amendment of the 2012 Plan will be contingent on the approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the common stock is listed. No amendment or termination of the 2012 Plan will affect a participant’s rights under outstanding Awards without the participant’s consent.

Repricing

In no event may the administrator reprice, or grant options or stock appreciation rights in replacement of outstanding options or stock appreciation rights previously granted, or cancel an outstanding option or stock appreciation rights, in exchange for cash or other awards when the exercise price or initial value, respectively, exceed the fair market value thereof, unless such replacement or adjustment is subject to and approved by the Company's shareholders.

Change in Control

Upon a change in control, the 2012 Plan provides that Compensation Committee is authorized, in its discretion and without the need for a participant’s consent, to take one or more or a combination of the following actions:

•	provide that an outstanding Award shall be assumed by, or replaced with a substitute award granted by, the surviving entity following the change in control;
•

as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, cause (i) outstanding options and stock appreciation rights to become fully exercisable, (ii) outstanding stock awards to become transferable and nonforfeitable and (iii) outstanding performance share awards, dividend equivalents and incentive awards to become earned and nonforfeitable in their entirety; or

•

as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, provide that each Award shall be cancelled in exchange for a payment.

Assumed or substituted awards following a change in control will be of the same type as the original Awards.  Assumed or substituted awards will have a value, as of the date of the change in control, that is substantially equal to the value of the original Awards (or the difference between the fair market value and the option price or initial value in the case of options and stock appreciation rights) as the Compensation Committee determines is equitably required and such other terms and conditions as may be prescribed by the Compensation Committee.

Upon a change in control, the payment referred to above may be in cash, common shares or other securities or consideration received by shareholders in the change in control transaction.  The amount of the payment will be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the change in control transaction exceeds the option price or initial value in the case of options and stock appreciation rights, or (ii) the price per share received by shareholders for each common share subject to a stock award or performance share or (iii) the maximum amount payable under the terms of an incentive award.  If the option price or initial value exceeds the price per share received by shareholders in the change in control transaction, the option or stock appreciation right may be cancelled without any payment to the participant.

Under the 2012 Plan, the term “change in control” is generally defined to include (i) the acquisition of at least 50% of the Company’s voting securities by any person or a group acting together; (ii) the transfer of at least 40% of the company’s total assets; or (iii) a change in the membership of the Board during any twelve month period such that the continuing trustees (as defined in the 2012 Plan) cease for any reason to constitute a majority of the Board.

The Internal Revenue Code has special rules that apply to “parachute payments,” i.e., compensation that is payable on account of a change in control. If the parachute payments exceed a safe harbor amount prescribed by the Internal Revenue Code, then the recipient is liable for a 20% excise tax on a portion of the parachute payments, and the Company is not allowed to claim a federal income tax deduction for a portion of the parachute payments.

The 2012 Plan provides for a reduction in benefits if those benefits, either alone or together with parachute payments under other plans and agreements, exceed the safe harbor amount. In that event, the participant’s total parachute payments will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without an excise tax liability or loss of deduction. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments. Prior to amendment, the 2012 Plan provided that this provision did not apply to any participant who was entitled to indemnification from the excise tax. The 2012 Plan was amended to delete that provision since the Company does not indemnify anyone from the parachute payment excise tax.

Federal Income Tax Consequences

Counsel has advised the Company regarding the federal income tax consequences of the 2012 Plan. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when he disposes of common shares acquired under an incentive stock option. The exercise of an option that is not an incentive stock option and the exercise of a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the common shares’ fair market value and the option price or the amount paid in settlement of the SARs.

Income is recognized on account of the grant of a stock award when the common shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes income equal to the fair market value of the common shares.

No income is recognized upon the grant of a performance share award or an incentive award. Income will be recognized on the date that payment is made under the performance share award or incentive award.

The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option or stock appreciation right or the vesting of a stock award or the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of common shares acquired under an incentive stock option.

New Plan Benefits

Except for any common shares that may be issued in settlement of the 2013 Multi-Year LTIP, the 2014 Annual LTIP and the 2014 Multi-Year LTIP previously approved by the Compensation Committee, each as described above and under “Compensation Discussion and Analysis,” the Company is unable to estimate or describe the Awards that may be granted under the 2012 Plan, as amended (if the amendment is approved by the shareholders) because the Compensation Committee, in its sole discretion, will determine the Awards that may be granted during the term of the 2012 Plan.

The Board of Trustees recommends a vote “FOR” the Amendment to the 2012 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Acquisition Committee of the Board of Trustees, which was comprised of four independent trustees at December 31, 2013, considers questions of possible conflicts of interest with regard to related party transactions and attempts to ensure that proper safeguards are in place and are being followed when the Company enters into related party transactions.  This policy is set forth in the Acquisition Committee’s written charter, which is available on the Company’s website.  A majority of the members of the Acquisition Committee must approve the terms of each acquisition from or loan to a related party; however, this requirement is not expressly set forth in the Acquisition Committee’s written charter.

The Board of Trustees has a policy regarding the approval of any “related person transaction,” which is defined as any transaction or series of transactions in which the Company or any of its subsidiaries is to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in Item 404 of Regulation S-K promulgated by the SEC) has a direct or indirect material interest.  Related person transactions must be approved by a majority of the Company’s independent trustees; however, if the related person transaction involves an acquisition from or development loan to a related person, the transaction will be referred to the Acquisition Committee for its approval as described above.  The Board of Trustee’s policy requires any independent trustee with a direct or indirect interest in the transaction to excuse himself from any consideration of the related person transaction in which he has an interest.

Transactions with Trustees and Officers

Hotel Acquisitions from Related Persons

In connection with the Company’s initial public offering, the Company entered into an option agreement with the following members of the Company’s management team:  Hasu Shah, Jay Shah, Neil Shah, David Desfor and Kiran Patel.  Pursuant to this agreement, the Company had the option to purchase any hotel owned or developed by these individuals or their affiliates that was within fifteen miles of any of the Company’s hotels or any hotel subsequently acquired by the Company for two years after such acquisition or development.  In September 2003, the parties to this agreement amended the option agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to the Company’s hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee.  The option agreement, as amended, terminates with respect to each of the affiliates covered by the agreement one year after each such affiliate ceases to be a trustee, officer, partner of employee of the Company. Since January 1, 2010, the Company did not acquire, or agree to acquire, hotels from entities controlled by related persons.  As of the date of this proxy statement, the Company does not have any plans to acquire any hotels from affiliates of the Company pursuant to the option agreement or otherwise.

Development Loans Made to Related Persons

Historically, the Company has made secured mezzanine and development loans to hotel developers, including entities in which related persons own an interest.  As of March 31, 2014, the Company had no development loans outstanding to entities in which related persons own an interest.

The following table sets forth additional information regarding development loans made by the Company to entities controlled by related persons since January 1, 2013 and development loans made to entities controlled by related persons prior to January 1, 2013 that were outstanding during 2013:

(1)

On May 30, 2008, the Company made a Development Loan to 44 Lexington Holding, LLC, an entity in which Hasu P. Shah, Jay H. Shah, and Neil H. Shah collectively owned a 37.0% interest.  This loan and all outstanding accrued interest were repaid in full in 2013.

Management Agreements with HHMLP

The Company’s wholly owned taxable REIT subsidiary (“TRS”), 44 New England, engages eligible independent contractors, including Hersha Hospitality Management LP (“HHMLP”), as the property managers for hotels it leases from the Company pursuant to management agreements.  The Company’s management agreements with HHMLP generally provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein.  As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements.  Under the management agreements, HHMLP generally pays the operating expenses of the Company’s hotels from hotel revenue.  All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by the Company’s TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget.  HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.  Management agreements with other unaffiliated hotel management companies have similar terms.

As of December 31, 2013, HHMLP managed 50 of the properties leased to the Company’s TRS.  For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee.  The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month.  The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel.  For the year ended December 31, 2013 the Company paid no incentive management fees to HHMLP.  For the year ended December 31, 2013, base management fees incurred totaled $11.7 million.  Hasu P. Shah, Jay H. Shah, Neil H. Shah, David L. Desfor and Kiran P. Patel, executive officers and/or trustees of the Company, collectively own a 34.2% interest in HHMLP.

Accounting and Information Technology Services Provided by HHMLP

HHMLP provides accounting and information technology services for the Company.  Monthly fees for accounting services are between $2,000 and $3,000 per wholly owned property.  Monthly information technology fees are between $1,000 and $2,000 per wholly owned property and for the corporate headquarters. For the year ended December 31, 2013, the Company incurred accounting fees of $1.7 million and information technology fees of $0.5 million.

Capital Expenditure Services Provided by HHMLP

HHMLP charges a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.  For the year ended December 31, 2013, the Company incurred fees of approximately $1.5 million, which were paid to HHMLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees is composed of four trustees, all of whom are independent under the standards of the NYSE and the SEC, and the Audit Committee operates under a written charter adopted by the Board of Trustees.  The Audit Committee reviews audit fees and recommends to the Board of Trustees the selection of the Company’s independent accountants.  Management is responsible for the Company’s internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (the “PCAOB”) standards and for issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees.  In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm for the 2013 fiscal year.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the requirements of the PCAOB.

The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB relating to KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and KPMG LLP referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John M. Sabin (Chair)

Thomas J. Hutchinson III

Donald J. Landry

Dianna F. Morgan

April 17, 2014

INFORMATION ABOUT THE COMPANY’S INDEPENDENT AUDITORS

The Board of Trustees, upon the recommendation of the Audit Committee, engaged KPMG LLP to serve as the Company’s independent auditors for the 2013 fiscal year.  The Company anticipates that two representatives from KPMG LLP will attend the annual meeting and these persons will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q.  The Audit Committee also reviews the fees charged by the Company’s independent accountants.  During the fiscal years ended December 31, 2013 and 2012, KPMG LLP billed the Company the fees set forth below in connection with services rendered by that respective firm to the Company.

KPMG LLP was Hersha’s independent registered public accounting firm for the 2013 and 2012 fiscal years and billed, or expects to bill, the following fees for fiscal 2013 and fiscal 2012:

●Audit Fees.  For professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed the Company $685,000 with respect to 2013 and $697,500 with respect to 2012. For professional services rendered by KPMG LLP provided in connection with the audit of a significant subsidiary, comfort letters and SEC registration statements, KPMG LLP billed the Company $60,000 with respect to 2013 and $119,000 with respect to 2012.

●Tax Fees.  For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning matters, KPMG LLP billed the Company fees in the aggregate amount of $266,550 with respect to 2013 and $186,200 with respect to 2012.  These tax services related to the preparation of the Company’s state and federal tax returns, and tax advice on structuring loans and joint venture and review of dividend calculations.

●Audit Related and All Other Fees.  KPMG LLP did not render or charge the Company for any other services not included in audit fees or tax fees as disclosed above with respect to 2013 or 2012.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service, and all such services were pre-approved by the Audit Committee.  Except as disclosed above, there were no non-audit services provided by KPMG LLP in 2013.

PROPOSAL FOUR - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2013.  The Audit Committee has appointed KPMG LLP to serve as its independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2014 and the Company’s system of internal controls over financial reporting.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Trustees is submitting this matter to shareholders as a matter of good corporate practice. If shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.

Unless you direct otherwise, proxies will be voted for the proposal.

The Board of Trustees unanimously recommends a vote “FOR” this proposal.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2015 annual meeting of shareholders must present such proposal to the Company at its principal office in Harrisburg, Pennsylvania not later than December 18, 2014, in order for the proposal to be considered for inclusion in the Company’s proxy statement.  The Company will not consider proposals received after December 18, 2014 for inclusion in the Company’s proxy materials for the Company’s 2015 annual meeting of shareholders.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, but not included in the Company’s proxy statement, the shareholder must give timely notice in writing not earlier than 150 days nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting.  As to each matter, the notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a shareholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2015 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting.  The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a trustee.  The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s trustees, if elected.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the annual meeting.  If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

ANNUAL REPORT ON FORM 10-K

The Company will furnish to each beneficial owner of common shares entitled to vote at the annual meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 44 Hersha Drive, Harrisburg, Pennsylvania 17102, Telephone (717) 236-4400, a copy of the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2013, including the financial statements and financial statement schedules filed by the Company with the SEC.

BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor

Corporate Secretary

April 17, 2014

APPENDIX A

HERSHA HOSPITALITY TRUST

AMENDMENT NO. 2 to the
hersha hospitality trust 2012 equity Incentive Plan

This Amendment No. 2 (the “Amendment”) to the Hersha Hospitality Trust 2012 Equity Incentive Plan (the “Plan”) is adopted by the Board of Trustees of Hersha Hospitality Trust (the “Company”) on April 11, 2014, to be effective immediately upon approval of the Amendment by the Company’s shareholders.

1.Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Plan.

2.Section 1.19 of the Plan is hereby modified as follows:

“Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.  Except as provided in Article XII, the Initial Value of an outstanding SAR cannot be reduced by amendment, cancellation and regrant or otherwise without the approval of shareholders. In addition, without the approval of shareholders, no payment shall be made in cancellation of a SAR if, on the date of cancellation, the Initial Value exceeds Fair Market Value.”

3.Section 1.21 of the Plan is hereby modified as follows:

“LTIP Award means an annual or multi-year long-term incentive plan award approved by the Committee ~~in 2010 or 2011~~ that may be settled after the year in which it is awarded ~~2011~~ in cash, Common Stock, or a combination thereof.”

4.Section 1.27 of the Plan is hereby modified as follows:

“Plan means the Hersha Hospitality Trust 2012 Equity Incentive Plan, as amended from time to time.”

5.The first paragraph of Section 5.02 of the Plan is hereby modified as follows:

“The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares, Dividend Equivalents and LTIP Awards is 7,500,000 shares~~.  The~~; provided, however, that effective January 1, 2015, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARS and Options and the grant of Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards ~~is 7,500,000~~shall be increased to 16,500,000 shares (such additional shares in excess of the 7,500,000 shares, the “New Shares”).  The maximum aggregate number of New Shares of Common Stock that may be issued under this Plan to any Participant is 5,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards and the maximum aggregate number of shares of Common Stock that may be issued to any Participant shall be subject to adjustment as provided in Article XII.”

6.Section 6.02 of the Plan is hereby modified as follows:

“The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the price per share of an outstanding Option cannot be reduced, by amendment or cancellation and regrant or otherwise without the approval of shareholders. In addition, without the approval of shareholders, no payment shall be made in cancellation of an Option if, on the date of cancellation, the price per share of the Option exceeds Fair Market Value.”

7.Section 11.04 of the Plan is hereby amended by deleting the last paragraph in its entirety, which previously read as follows:

“Notwithstanding any other provision of this Section 11.04, the limitations and provisions of this Section 11.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.”

8.Article XV of the Plan is hereby modified as follows:

“The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII), (ii) materially modifies the requirements as to eligibility for participation in the Plan ~~or~~, (iii) provides for the repricing of Options or SARs,  including by effecting an exchange of outstanding Options or SARs for new awards when the exercise price or Initial Value, respectively, exceeds the Fair Mark Value thereof or (iv) materially increases the benefits accruing to Participants under the Plan.  In addition, an amendment of the Plan will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.”

9.Article XVI of the Plan is hereby modified as follows:

“No Award may be granted under this Plan and no LTIP Award may be settled pursuant to this Plan ~~after the day before the tenth anniversary of the date this Plan is adopted by the Board~~, as amended, after May 22, 2024.  Awards granted before that date shall remain valid in accordance with their terms.”

10.This Amendment shall be effective when it is approved by the Company’s shareholders.

HERSHA HOSPITALITY TRUST
44 HERSHA DRIVE
HARRISBURG, PA 17102

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Trustees			
1a. Jay H. Shah	☐	☐	☐
1b. Thomas J. Hutchison III	☐	☐	☐
1c. Donald J. Landry	☐	☐	☐
1d. Michael A. Leven	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. The approval, on an advisory basis, of the compensation of the named executive officers	☐	☐	☐
3. The approval of an amendment to the 2012 Equity Incentive Plan	☐	☐	☐
4. The ratification of KPMG LLP as the independent auditors	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting or any postponements or adjournments thereof and for the election of a person to serve as a trustee if any of the nominees above declines or is unable to serve.

Please sign name exactly as it appears on the share certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000211858_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement, and 2013 Annual Report to Shareholders is/are available at www.proxyvote.com .

HERSHA HOSPITALITY TRUST
This proxy is solicited on behalf of the Board of Trustees
for the Annual Meeting of Shareholders
May 22, 2014, 9:00 a.m., Eastern Time

The undersigned shareholder, revoking all prior proxies, hereby appoints David L. Desfor and Ashish R. Parikh, or either of them, as proxies (the "Proxies"), each with full power of substitution, to attend the annual meeting of shareholders of Hersha Hospitality Trust (the "Company") to be held on May 22, 2014, at Hyatt 48Lex, 517 Lexington Avenue, New York, NY 10017, at 9:00 a.m., Eastern Time, and at any adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is otherwise entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2013 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. **If this proxy is executed but no direction is made, this proxy will be voted (i) "for" the election of each nominee for trustee, (ii) "for" the approval, on an advisory basis, of the compensation of the named executive officers, and (iii) "for" the approval of an amendment to the 2012 Equity Incentive Plan, and (iv) "for" the ratification of KPMG LLP as the independent auditors. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxies, or either of them, on any other matter that may properly come before the meeting or any adjournment or postponement thereof and for the election of a person to serve as a trustee if any of the nominees named in the Proxy Statement declines or is unable to serve.**

PLEASE MARK, SIGN, DATE & RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

0000211858_2 R1.0.0.51160